                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                      VALLEY FORGE DENTAL ASSOCIATES, INC.

                                       AND

         THE PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDERS THEREOF

                                       AND

                           MONARCH DENTAL CORPORATION

                                       AND

                              DFV ACQUISITION CORP.





                          DATED AS OF SEPTEMBER 1, 1998



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                                TABLE OF CONTENTS


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
ARTICLE I
         THE MERGER; EFFECTIVE TIME; CLOSING......................................................................1
         1.1      THE MERGER......................................................................................1
         1.2      EFFECTIVE TIME..................................................................................2
         1.3      CLOSING.........................................................................................2
         1.4      EFFECTS OF THE MERGER...........................................................................2

ARTICLE II
         CERTIFICATE OF INCORPORATION AND
         BY-LAWS OF THE SURVIVING CORPORATION.....................................................................2
         2.1      CERTIFICATE OF INCORPORATION....................................................................2
         2.2      THE BY-LAWS.....................................................................................2

ARTICLE III
         DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION......................................................2
         3.1      DIRECTORS.......................................................................................2
         3.2      OFFICERS........................................................................................3

ARTICLE IV
         MERGER CONSIDERATION; CONVERSION
         OR CANCELLATION OF SHARES IN THE MERGER..................................................................3
         4.1      SHARE CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER..........3
         4.2      EXCHANGE AND PAYMENT PROCEDURES.................................................................5
         4.3      FRACTIONAL SHARES...............................................................................6
         4.4      ESCROW AGREEMENT................................................................................6

ARTICLE V
         REPRESENTATIONS AND WARRANTIES...........................................................................7
         5.1      REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS AND THE MANAGEMENT STOCKHOLDERS....7
         5.2      REPRESENTATIONS AND WARRANTIES OF MONARCH.......................................................9
         5.3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS...................21

ARTICLE VI
         CONDITIONS..............................................................................................37
         6.1      CONDITIONS TO THE OBLIGATIONS OF THE COMPANY...................................................37


                                      (i)


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
         6.2      CONDITIONS TO THE OBLIGATIONS OF MONARCH.......................................................39

ARTICLE VII
         SURVIVAL; INDEMNIFICATION...............................................................................41
         7.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. .................................................41
         7.2      INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDERS......................41
         7.3      LIMITATIONS ON INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDERS.......42
         7.4      HOLDBACK SHARES................................................................................43
         7.5      INDEMNIFICATION BY MONARCH.....................................................................45
         7.6      LIMITATIONS ON INDEMNIFICATION BY MONARCH......................................................46
         7.7      PAYMENT OF INDEMNIFICATION BY MONARCH..........................................................46
         7.8      NOTICE; DEFENSE OF CLAIMS; LOSS REDUCTION .....................................................47
         7.9      REMEDIES.......................................................................................48

ARTICLE VIII
         MISCELLANEOUS AND GENERAL...............................................................................49
                  8.1      PAYMENT OF EXPENSES...................................................................49
         8.2      [RESERVED].....................................................................................49
         8.3      WAIVER OF CONDITIONS...........................................................................49
         8.4      COUNTERPARTS...................................................................................49
         8.5      GOVERNING LAW..................................................................................49
         8.6      NOTICES........................................................................................49
         8.7      ENTIRE AGREEMENT; ASSIGNMENT...................................................................50
         8.8      PARTIES IN INTEREST............................................................................50
         8.9      SEVERABILITY...................................................................................51
         8.10     SPECIFIC PERFORMANCE...........................................................................51
         8.11     ARBITRATION....................................................................................51
         8.12     CAPTIONS.......................................................................................51
         8.13     DIRECTOR AND OFFICER INDEMNIFICATION...........................................................52
         8.14     GRANT OF OPTIONS...............................................................................52

                                      (ii)

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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), effective as of September 1, 1998, by and among Valley Forge Dental Associates, a Delaware corporation (the "Company"), the stockholders of the Company listed on the signature page hereto (the "Principal Stockholders") and the directors and executive officers of the Company listed on the signature page hereto (the "Management Stockholders"), Monarch Dental Corporation, a Delaware corporation ("Monarch"), and DFV Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Monarch ("Merger Sub").


                              W I T N E S S E T H:

         WHEREAS, Monarch desires to acquire the Company and its subsidiaries through a merger of Merger Sub with and into the Company;

         WHEREAS, the Boards of Directors of the Company and Merger Sub each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company upon the terms in and subject to the conditions of this Agreement;

         WHEREAS, the Board of Directors of Monarch has approved this Agreement and the transactions contemplated thereby; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, based upon the above premises and in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:


                                    ARTICLE I
                       THE MERGER; EFFECTIVE TIME; CLOSING

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in Section 1.2 below), Merger Sub and the Company shall consummate a merger (the "Merger") in which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, and (b) the Company shall continue as the surviving corporation in the Merger ("Surviving Corporation") and shall succeed to and assume all of the rights, properties, liabilities and obligations of Merger Sub.

         1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Merger Sub and the Company shall cause the Merger to be consummated by filing on the Closing Date (as defined in Section 1.3) a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"), although the parties agree that the Merger shall be effective as of September 1, 1998 for financial statement purposes.

         1.3 CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day after satisfaction of the conditions set forth in Article VI (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article VI) (the "Closing Date"), at the offices of Monarch Dental Corporation, 4201 Spring Valley Road, Suite 320, Dallas, TX 75244, unless another date, time or place is agreed to in writing by Monarch, Merger Sub and the Company.

         1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL.


                                   ARTICLE II
                        CERTIFICATE OF INCORPORATION AND
                      BY-LAWS OF THE SURVIVING CORPORATION


         2.1 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in the form attached hereto as Exhibit 2.1.

         2.2 THE BY-LAWS. At the Effective Time, the By-Laws of the Surviving Corporation shall be amended and restated in the form attached hereto as Exhibit 2.2.


                                   ARTICLE III
                            DIRECTORS AND OFFICERS OF
                            THE SURVIVING CORPORATION


         3.1 DIRECTORS. From and after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of Warren F. Melamed, Gary
W. Cage, Joseph J. Frank and Steven G. Peterson, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. In


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

connection therewith, the five members of the Board of Directors of the Company at the date hereof shall have submitted resignations to be effective as of the Effective Time.

         3.2 OFFICERS. From and after the Effective Time, the officers of the Surviving Corporation shall be those individuals listed on Schedule 3.2 attached hereto until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.


                                   ARTICLE IV
                        MERGER CONSIDERATION; CONVERSION
                     OR CANCELLATION OF SHARES IN THE MERGER

         4.1 SHARE CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER. The manner of converting or canceling shares of the Company and the Surviving Corporation in the Merger shall be as follows:

                  4.1.1 Merger Consideration. Subject to Section 4.5, at the Effective Time, each share of common stock, par value $.01 per share, of the Company (the "Company Common Shares") issued and outstanding immediately prior to the Effective Time (other than Company Common Shares owned by Merger Sub or Monarch or any direct or indirect wholly owned subsidiary of Monarch (collectively, the "Monarch Companies") or by the Company or any direct or indirect wholly owned subsidiary of the Company, if any), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.327868852 shares of common stock, par value $.01 per share, of Monarch ("Monarch Common Shares"), such that Monarch shall issue 1,559,111 shares at Closing in connection with the Merger (before taking into account cash in lieu of fractional shares) and shall not issue more than 2,050,000 Monarch Common Shares in connection with the Merger.

                  4.1.2 Share Cancellation. Each Company Common Share that is directly owned by Monarch or any subsidiary thereof, if any, and each Company Common Share that is directly owned by the Company or any subsidiary of the Company shall be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

                  4.1.3 Status of Shares. All Company Common Shares to be converted pursuant to this Section 4.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such Company Common Shares (a "Company Certificate") shall thereafter cease to have any rights with respect to such Company Common Shares, except the right to receive for each of the Company Common Shares upon the surrender of such certificate in accordance with Section 4.2, the Merger Consideration and cash in lieu of fractional Monarch Common Shares as contemplated by Section 4.3. Each share of common stock of the Merger

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Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  4.1.4 Options. At the Effective Time, each outstanding option to purchase Company Common Shares (each, an "Option") issued pursuant to the Valley Forge Dental Associates 1997 Stock Option Plan (the "Option Plan"), whether vested or unvested, shall be assumed by the Surviving Corporation and shall constitute an option to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including, without limitation, term, exercisability (with the exception that such Options will accelerate and vest in full at the Effective Time), status as an "incentive stock option" under Section 422 of the Code, acceleration and termination provisions, the number of Monarch Common Shares, rounded down to the nearest whole share, being equal to the product obtained by multiplying the number of Company Common Shares subject to such Option immediately prior to the Effective Time multiplied by .32787, at an exercise price per Monarch Common Share (increased to the nearest whole cent) equal to the quotient of the exercise price per Company Common Share immediately prior to the Effective Time divided by .32787; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. Employment with the Company or any subsidiary thereof shall be credited to holders of Options for purposes of determining the number of vested Monarch Common Shares subject to exercise under converted Options after the Effective Time. Except as set forth in this Section 4.1.4 or in Section 5.3.3 of the Company Disclosure Schedule (as defined in Section 5.3.2), none of the Options that is unvested at the Effective Time shall become vested as a result of the execution and delivery of this Agreement or the consummation of the Merger. As soon as practicable after the Effective Time, but no later than 30 days thereafter, the Surviving Corporation shall deliver to the holders of Options appropriate notices informing such holders that such options have been assumed by the Surviving Corporation and will constitute options to purchase Monarch Common Shares as provided above on substantially the same terms and conditions as their options (subject to the adjustments required by this Section 4.1 after giving effect to the Merger).

                  4.1.5 Convertible Notes. At the Effective Time, each promissory note of the Company or any subsidiary of the Company which is convertible into or exchangeable for Company Common Shares listed in Section
5.3.3 of the Company Disclosure Schedule (each, a "Convertible Note" and, collectively, the "Convertible Notes") shall be assumed by the Surviving Corporation and shall be deemed to constitute a promissory note convertible into, on the terms and conditions as were applicable under such Convertible Note, the same number of Monarch Common Shares and the same amount of cash as the holder of such Convertible Note would have been entitled to receive pursuant to the Merger had such holder converted such Convertible Note in full immediately prior to the Effective Time (not taking into account whether such Convertible Note was in fact convertible at such time), at a price per share equal to (x) the aggregate conversion price for the Company Common Shares subject to such Convertible Note divided by (y) the number of Company Common Shares deemed purchasable pursuant to such Convertible Note.


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         4.2     EXCHANGE AND PAYMENT PROCEDURES.

                  4.2.1 Share Exchange. At or as soon as practicable after the Effective Time, Monarch shall make available, and each holder of common stock of the Company (each a "Company Stockholder") will be entitled to receive, upon surrender to Monarch of one or more Company Certificates for cancellation with a letter of transmittal in the form attached hereto as Exhibit 4.2.1 (the "Letter of Transmittal"), certificates from Monarch's transfer agent representing the number of shares of Monarch Common Shares ("Monarch Certificates") that such Company Stockholder is entitled to receive pursuant to Section 4.1 hereof, plus the cash payments that such Company Stockholder is entitled to receive in accordance with Section 4.2.2; provided, however, that the Company Certificates representing the Monarch Common Shares described in Section 7.4 hereof (the "Holdback Shares") shall be delivered into escrow in accordance with Section 7.4 of this Agreement. The Monarch Certificates that each Company Stockholder shall be entitled to receive pursuant to the Merger shall be deemed to have been issued at the Effective Time.

                  4.2.2   Cash Payments.  Reserved.

                  4.2.3 Delivery of Common Certificates. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall instruct Monarch's transfer agent and the Paying Agent to mail to each holder of record (other than holders of excluded shares as contemplated by Section 4.1.2) of a certificate for Company Common Shares, (i) the Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the certificates for Company Common Shares to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation reasonably may specify) and
(ii) instructions for use in effecting the surrender of the certificates for Company Common Shares in exchange for the Merger Consideration. Upon surrender of a certificate for Company Common Shares for cancellation to the Paying Agent together with the Letter of Transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate shall be delivered and paid the Merger Consideration in respect of such Company Common Shares and the certificate for such Company Common Shares so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of this Section 4.2.3, each certificate for Company Common Shares (other than certificates representing excluded shares as contemplated by Section 4.1.2) shall represent for all purposes only the right to receive the Merger Consideration without any interest thereon, less any required withholding taxes. In the event that any certificate shall have been lost, stolen or destroyed, the Paying Agent will pay in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement upon the delivery of a duly executed affidavit of that fact by the Person (as hereinafter defined) claiming such certificate to be lost, stolen or destroyed and, if required by Monarch, the posting by such Person of a bond in such reasonable amount as Monarch may direct as indemnity against any claim that may be made against it with respect to such certificate.


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



                  4.2.4 Interest; Taxes. No interest shall accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) or such payments are to be delivered to any person other than the person in whose name the applicable certificates surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Monarch any transfer or other taxes required by reason of the payment of the applicable consideration to a person other than the registered holder of the certificate(s) so surrendered, or shall establish to the satisfaction of Monarch that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither Monarch nor any other party hereto shall be liable to a holder of Company Common Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                  4.2.5 Termination of Payment Fund; Interest. Any portion of the Payment Fund which remains undistributed to the holders of Company Common Shares for 270 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand. Any holders of Company Common Shares who have not theretofore complied with this Article IV and the instructions set forth in the Letter of Transmittal mailed to such holder after the Effective Time shall thereafter look only to the Surviving Corporation for payment to which they are entitled. All interest accrued in respect of the Payment Fund shall inure to the benefit of and be paid to the Surviving Corporation.

                  4.2.6 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Shares such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

                  4.2.7 Stock Transfer Books. After the Effective Time, there shall be no transfers of any Company Common Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged in accordance with this Section 4.2.

         4.3 FRACTIONAL SHARES. No fractional Monarch Common Shares will be issued in connection with the Merger, but in lieu thereof, the holder of any Company Common Shares who would otherwise be entitled to receive a fraction of a Monarch Common Share will receive from Monarch promptly after the Effective Time, an amount of cash equal to such fraction multiplied by the per share market value of a Monarch Common Share which for purposes of this Agreement shall be $15.25.

         4.4 ESCROW AGREEMENT. Pursuant to an Escrow Agreement to be entered into on or before the Closing Date in substantially the form of Exhibit 4.4 hereto among Monarch, Foster Management Company, as representative of the Principal Stockholders and the


                                       6

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Management Stockholders, and State Street Bank and Trust Company, as Escrow
Agent (the "Escrow Agreement"), Monarch will withhold, pro rata, from the Merger Consideration that would otherwise be delivered to the Principal Stockholders and the Management Stockholders 122,288 of the Monarch Common Shares issued in connection with the Merger. Within two (2) business days following the Closing Date, Monarch will deposit or cause to be deposited in escrow pursuant to the Escrow Agreement certificates representing the shares thus withheld. The Principal Stockholders and the Management Stockholders will execute and deliver to the Escrow Agent contemporaneously with delivery of a Letter of Transmittal, pursuant to the Escrow Agreement, a stock power in substantially the form of Exhibit A to the Escrow Agreement.

         4.5 DISSENTING SHARES. Notwithstanding any other provisions of this Agreement to the contrary, Company Common Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such Company Common Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Common Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 4.2 of the certificate or certificates that, immediately prior to the Effective Time, evidenced such Company Common Shares.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS AND THE MANAGEMENT STOCKHOLDERS.

                  5.1.1 Making of Representations and Warranties; Certain Definitions.

                           (a)      As a material inducement to Monarch entering
into this Agreement and consummating the transactions contemplated hereby, each of the Principal Stockholders and the Management Stockholders, severally and not jointly, hereby makes to Monarch as of the date hereof and as of the Closing Date the representations and warranties contained in this Section 5.1.

                           (b)      For purposes of this Agreement, references
to a "Person" shall mean an individual, a corporation, an association, an estate, a trust, a partnership or any other entity or organization.


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



                  5.1.2 Ownership of Capital Stock. Each of the Principal Stockholders and the Management Stockholders owns beneficially and of record the number of the Company Common Shares set forth opposite such Stockholder's name on Schedule 5.1.2 hereto. Except as set forth on Schedule 5.1.2, the Company Common Shares held by such Principal Stockholder and such Management Stockholder are free and clear of any and all liens, claims, options, charges, encumbrances, rights or restrictions of any kind or nature other than restrictions imposed by federal and state securities laws ("Claims").

                  5.1.3 Authority of the Stockholders. Each of the Principal Stockholders which is not an individual has full authority under its applicable limited partnership agreement or other governing documents to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Principal Stockholder pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and all of the agreements, documents and instruments to be executed and delivered by each of the Principal Stockholders and the Management Stockholders pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by such Principal Stockholder or such Management Stockholder will constitute, valid and binding obligations of such Principal Stockholder or such Management Stockholder enforceable in accordance with their respective terms.

                  5.1.4 Securities Act Matters. Each of the Principal Stockholders hereby acknowledges, represents and warrants to Monarch as follows:

                           (a)     Each Principal Stockholder represents that it
is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), except as set forth on Schedule 5.1.4. Each Principal Stockholder represents to Monarch that it is acquiring the Monarch Common Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption under applicable law. Each such Principal Stockholder acknowledges that its respective Monarch Common Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

                           (b)     Legend.  It is understood that the
certificates evidencing the Monarch Common Shares shall bear the following restrictive legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."


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         5.2      REPRESENTATIONS AND WARRANTIES OF MONARCH.

                  5.2.1 Making of Representations and Warranties; Certain Definitions.

                           (a)      As a material inducement to the Company and
the Principal Stockholders entering into this Agreement and consummating the transactions contemplated hereby, Monarch hereby makes as of the date hereof the representations and warranties contained in this Section 5.2.

                           (b)      For purposes of this Agreement references
to: (i) a "Material Adverse Effect" on a Person shall mean a material adverse effect on the properties, assets, business, condition (financial or otherwise) or results of operations of such Person; provided, however, that a Material Adverse Effect shall not include any adverse effect resulting from changes in general market or economic conditions or conditions generally affecting the dental care or dental care management industry; and (ii) the "knowledge" or "best knowledge" of the Principal Stockholders and/or Monarch and/or the Company or words of similar meaning shall be deemed to refer to the actual knowledge of the existence or absence of facts or information of any of the Principal Stockholders or any officers of Monarch or the Company and such knowledge which such person reasonably ought to have if such person had conducted a reasonable inquiry under the circumstances of the matter in question.

                  5.2.2    Organization, Existence and Corporate Authority.

                           (a)      Except as disclosed in Section 5.2.2 of the
Disclosure Schedule delivered by Monarch under this Agreement (the "Monarch Disclosure Schedule"), Monarch and each of its Subsidiaries (as defined below), including Merger Sub, is a corporation or limited partnership duly organized, validly existing and in good standing under the DGCL or the laws of the state of its incorporation, and is duly qualified or registered as a foreign corporation or entity in each jurisdiction (i) listed in Section 5.2.2 of the Monarch Disclosure Schedule and (ii) in which it is required to be licensed or qualified to conduct its businesses or own its properties, except where the failure to so qualify or register would not have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole. Except as disclosed in Section 5.2.2 of the Monarch Disclosure Schedule, Monarch and each of its Subsidiaries has all requisite corporate or partnership power and authority to conduct its business as presently conducted. True and complete copies of the charter and By-laws (or comparable documents) of Monarch and each of its Subsidiaries have previously been delivered to the Company. Neither Monarch nor any of its Subsidiaries is in violation of any term of its charter or By-laws (or comparable documents).

                           (b)      Monarch and Merger Sub have full corporate
power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of them pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, subject to the approval of the holder of Merger Sub's outstanding common stock by written consent in lieu of a special meeting thereof. This Agreement and all agreements, documents and instruments to be executed and delivered by

Monarch and Merger Sub pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by such Person will constitute, valid and binding obligations of such Person or Persons enforceable in accordance with their respective terms. The execution, delivery and performance by Monarch and Merger Sub of this Agreement and each such agreement, document and instrument:

                                    (i)     do not violate the Certificate of
         Incorporation or By-laws of Monarch or Merger Sub or violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to Monarch or any of its Subsidiaries (including Merger Sub), or require Monarch or Merger Sub to obtain any approval, consent or waiver of, or to make any filing with, any Person (governmental or otherwise) (assuming the Company is not a "person" with total assets or sales in excess of $100,000,000 for purposes of
         Section 18a of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) that has not been obtained or made, except for the filing of the Certificate of Merger or as set forth on
         Section 5.2.2(b)(i) of the Monarch Disclosure Schedule; and

                                    (ii)    do not result in a breach of,
         constitute a default under, accelerate any obligation under or give rise to a right of termination of any material indenture or loan or credit agreement or any other material agreement, contract (including without limitation any stock option agreement), instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Monarch or Merger Sub is a party or by which the property of Monarch or Merger Sub is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of Monarch or any of its Subsidiaries (including Merger Sub) except as set forth in Section 5.2.2(b)(ii) of the Monarch Disclosure Schedule.

                  5.2.3    Capitalization.

                           (a)      The total authorized capital stock of
Monarch and the number of shares of capital stock of Monarch issued and outstanding as of the date hereof is as set forth in Section 5.2.3 of the Monarch Disclosure Schedule. All of such issued and outstanding shares of capital stock of Monarch are duly and validly issued, fully paid and nonassessable. Except as set forth in Section 5.2.3 of the Monarch Disclosure Schedule, (i) there are no outstanding subscriptions, options, warrants, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of Monarch; (ii) no person has any preemptive right, right of first refusal or similar right to acquire any shares of Monarch or any other shares of capital stock of Monarch; (iii) there are no restrictions on the transfer of any shares of capital stock of Monarch, other than those imposed by relevant state and federal securities laws; (iv) no person has any right to cause Monarch to effect the registration under the Securities Act, of any shares of its capital stock or any other securities (including debt securities); (v) Monarch has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interests therein, or to pay any dividend or make any other distribution in respect thereof; and (vi) there are no voting trusts, stockholders' agreements, or proxies relating to any securities of Monarch.

                           (b)      The Monarch Common Shares to be issued to
the Company stockholders pursuant to this Agreement have been duly authorized for issuance, and such Monarch Common Shares, when issued and delivered to the Company stockholders pursuant to this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any and all Claims other than pursuant to the terms of this Agreement.

                  5.2.4 Subsidiaries; Investments. A complete and correct list of all of the direct and indirect Subsidiaries of Monarch is set forth in
Section 5.2.4 of the Monarch Disclosure Schedule. All of the outstanding shares of capital stock or other equity interest of each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable and all of such shares or other equity interest are owned beneficially and of record by Monarch free and clear of all Claims. Except as set forth in Section 5.2.4 of the Monarch Disclosure Schedule, and except for the professional corporations listed in
Section 5.2.4 of the Monarch Disclosure Schedule with which Monarch or one of its Subsidiaries has entered into management services agreements (the "Monarch P.C.s"), Monarch does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind. For purposes of this Agreement, the term "Subsidiary" means, with respect to any Person, any corporation more than 50% of the outstanding voting securities of which, or any partnership, joint venture or other entity more than 50% of the total equity interest of which, is directly or indirectly owned by such Person.

                  5.2.5    Financial Statements; SEC Filings.

                           (a)      Monarch has previously supplied to the
Company its audited consolidated balance sheets as at December 31, 1996 and December 31, 1997, and the consolidated statements of operations and cash flows for the fiscal years ended December 31, 1997, 1996 and 1995 as certified by Arthur Andersen, the independent certified public accountants of Monarch, and Monarch's unaudited consolidated balance sheet as of June 30, 1998, and the related consolidated statements of operations and cash flows for the six-month period then ended, all of which financial statements (including the footnotes and schedules thereto in the case of audited statements and subject to information therein noted) were prepared in accordance with generally accepted accounting principles, consistently applied during the periods covered thereby, are complete and correct in all material respects and fairly present the consolidated financial position of Monarch and its Subsidiaries as of the dates of such statements and their consolidated results of operations for the periods covered thereby (subject, in the case of unaudited interim financial statements, to year-end adjustments which will not be material).

                           (b)      Monarch has made available to the Company a
true and complete copy of each report, registration statement and definitive proxy statement filed by the Company with the Securities and Exchange Commission (the "SEC") since July 17, 1997 (the "Monarch

SEC Documents"), which are all the documents (other than preliminary material) that Monarch was required to file with the SEC since such date. As of their respective dates, the Monarch SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Monarch SEC Documents, and none of the Monarch SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.2.6 Absence of Undisclosed Liabilities. Except as disclosed in Section 5.2.6 of the Monarch Disclosure Schedule and to the extent reflected or reserved against in the consolidated balance sheet of Monarch as of December 31, 1997 included in Section 5.2.5 of the Monarch Disclosure Schedule (the "Monarch Base Balance Sheet"), Monarch has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, except liabilities (i) stated or adequately reserved against on the Monarch Base Balance Sheet, (ii) incurred in the ordinary course of business since the date of the Monarch Base Balance Sheet consistent with the terms of this Agreement, or (iii) which would not reasonably be expected to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole.

                  5.2.7 Absence of Certain Developments. Monarch and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice and, except as set forth in Section 5.2.7 of the Monarch Disclosure Schedule and since the date of the Monarch Base Balance Sheet, there has been no change in the condition, financial or otherwise, of Monarch, its Subsidiaries and the Monarch P.C.s taken as a whole or in the assets, liabilities, properties or business of Monarch and its Subsidiaries, taken as a whole which such change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or is reasonably likely to have a Material Adverse Effect on Monarch and its Subsidiaries taken as a whole.

                  5.2.8 Transactions with Affiliates. Except as set forth in
Section 5.2.8 of the Monarch Disclosure Schedule, there are no loans, leases or other continuing transactions between Monarch or any of its Subsidiaries and any present or former stockholder, director or officer thereof, or, to the knowledge of Monarch, any member of such officer's, director's or stockholder's immediate family, or any person controlled by such officer, director or stockholder or his or her immediate family including, without limitation, any transaction that would be discloseable pursuant to Item 404 of SEC Regulation S-K. Except as set forth in Section 5.2.8 of the Monarch Disclosure Schedule, no stockholder, director or officer of Monarch or any of its Subsidiaries nor, to the best knowledge of Monarch, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any customer or supplier of Monarch or any of its Subsidiaries, or any organization which has a material contract or arrangement with Monarch or any of its Subsidiaries.

                  5.2.9  Real and Personal Property.

                           (a)      Real Property.  Except as set forth in
Section 5.2.9 of the Monarch Disclosure Schedule, neither Monarch nor any of its Subsidiaries owns or has ever owned any real property. All of the real property leased by Monarch, each of its Subsidiaries and each Monarch P.C. is identified in Section 5.2.9(a) of the Monarch Disclosure Schedule (herein referred to as the "Monarch Leased Real Property").

                                    (i)     Status of Leases.  Each of the
         leases of Monarch Leased Real Property has been duly authorized and executed by Monarch or the Subsidiary of Monarch or the Monarch P.C. party thereto and, to the knowledge of Monarch, is in full force and effect and constitutes the legal, valid and binding obligation of Monarch or the Subsidiary of Monarch or the Monarch P.C. party thereto, and is enforceable in accordance with its respective terms. Monarch or the Subsidiary of Monarch or the Monarch P.C. party thereto has not received notice of any material default under any of said leases which has not been cured, nor has any event occurred which, with notice or the passage of time, or both, would give rise to a default which is reasonably likely to have a Material Adverse Effect on Monarch. To the knowledge of Monarch, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                                    (ii)    Consents. No consent or approval is
         required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Monarch Leased Real Property.

                                    (iii)   Condition of Real Property.  Except
         as set forth in Section 5.2.9(a) of the Monarch Disclosure Schedule and to the knowledge of Monarch all premises on any Monarch Leased Real Property are in good operating condition and repair (ordinary wear and tear excepted), have been well maintained consistent with customary standards of practice in the industry and there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Monarch Leased Real Property that would result in a material liability of Monarch, a Subsidiary of Monarch or a Monarch P.C. with respect to such Monarch Leased Real Property.

                                    (iv) Compliance with the Law. None of
         Monarch, any of its Subsidiaries or any of the Monarch P.C.s has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Monarch Leased Real Property that has not been heretofore corrected and to the knowledge of Monarch no such violation exists, which in either case is reasonably likely to have a Material Adverse Effect on the operation or value of any Monarch Leased Real Property. None of Monarch, any of its Subsidiaries or any of the Monarch P.C.s has received any notice of any real estate tax deficiency or assessment or is aware of any proposed deficiency, claim or assessment with respect to any of the Monarch Leased Real Property, or any pending or threatened condemnation thereof.

                           (b)      Personal Property.  Except as specifically
disclosed in Section 5.2.9(b) of the Monarch Disclosure Schedule or in the Monarch Base Balance Sheet, Monarch, each of its Subsidiaries and each Monarch P.C. has good and valid title to all personal property owned by it. To the knowledge of Monarch, none of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in Section 5.2.9(b) of the Monarch Disclosure Schedule or in the Monarch Base Balance Sheet. The Monarch Base Balance Sheet reflects all personal property of Monarch and its Subsidiaries. Except as otherwise specified in Section 5.2.9(b) of the Monarch Disclosure Schedule, all material items of leasehold improvements, furnishings, machinery, equipment and other personal property of any kind or nature of Monarch, its Subsidiaries or the Monarch P.C.s is in good repair (ordinary wear and tear excepted), has been well maintained, is in good working order, and substantially complies with all applicable laws, ordinances and regulations except for any noncompliance therewith which would not have a Material Adverse Effect on Monarch, its Subsidiaries and the Monarch P.C.s, taken as a whole.

                  5.2.10     Tax Matters.

                           (a)      Each of Monarch and its Subsidiaries has
filed all federal, state, local and foreign tax returns required to be filed through the date hereof, and has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, premium taxes, gross receipts taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, and property taxes, whether or not measured in whole or in part by net income (collectively, "Taxes"), required to be paid through the date hereof whether disputed or not, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 5.2.5. The provisions for taxes on the Monarch Base Balance Sheet and on the latest balance sheet provided as described in Section 5.2.5 of this Agreement are sufficient as of their respective dates for the payment of all accrued and unpaid Taxes of any nature of Monarch, and any applicable Taxes owing by Monarch to any foreign jurisdiction, whether or not assessed or disputed. All Taxes and other assessments and levies which Monarch is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not be reasonably likely to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole. Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the best knowledge of Monarch, threatening to assert against Monarch any deficiency or claim for additional Taxes. Except as set forth in Section 5.2.10 of the Monarch Disclosure Schedule, neither Monarch nor any of its Subsidiaries has received notice of any audit of any tax return filed by such person. Except as set forth in Section 5.2.10 of the Monarch Disclosure Schedule, no waiver or agreement by Monarch is in force for the extension of time for the assessment or payment of any Taxes. Neither Monarch nor any of its Subsidiaries has received notice of any claim made by an authority in a jurisdiction where Monarch or such Subsidiary does not file tax returns that Monarch or such Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests recorded or asserted on any of the assets of Monarch or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (b)      Neither Monarch nor any of its Subsidiaries
has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (c)      Neither Monarch nor any of its Subsidiaries
has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither Monarch nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither Monarch nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of Monarch and its Subsidiaries has disclosed on its respective federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither Monarch nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither Monarch nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return and (B) has any liability for the Taxes of any Person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  5.2.11     Contracts and Commitments.

                           (a)      To the knowledge of Monarch, all contracts,
agreements, leases and instruments to which Monarch, any of its Subsidiaries or any Monarch P.C. is a party or by which any such entity is obligated have been duly authorized by Monarch or the applicable Subsidiary of Monarch or Monarch P.C., and, to the knowledge of Monarch, are valid and are in full force and effect and constitute legal, valid and binding obligations of such entity, and, to the knowledge of Monarch, are enforceable in accordance with their respective terms, in each case, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. Monarch does not know of any notice or threat of or basis for the termination, expiration or modification of any such agreements within one year from the date hereof, which termination, expiration or modification is reasonably likely to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole. Neither Monarch nor, to the best knowledge of Monarch, any other party to any material contract, agreement or instrument of Monarch, any of its Subsidiaries or any Monarch P.C., is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of Monarch or the applicable Subsidiary of Monarch or Monarch P.C., or, to the best knowledge of Monarch, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole.

                           (b)      None of Monarch, any of its Subsidiaries or
any Monarch P.C. (i) has any liability for renegotiation of government contracts or subcontracts, (ii) has been suspended or barred from bidding on contracts or subcontracts with any federal, state or local agency or governmental authority,
(iii) has been audited or investigated by any such agency or authority with respect to contracts entered into or goods and services provided by Monarch or the applicable Subsidiary of Monarch or Monarch P.C. or (iv) has had a contract terminated by any such agency or authority for default or failure to perform in accordance with applicable standards.

                  5.2.12 Intellectual Property Rights; Employee Restrictions. Except as set forth in Section 5.2.12 of the Monarch Disclosure Schedule, each of Monarch, its Subsidiaries and the Monarch P.C.s (i) has exclusive ownership of or an exclusive license or other rights to use its trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, product designs and systems set forth in Section 5.2.12 of the Monarch Disclosure Schedule and (ii) owns or has a valid license or other rights to use its computer software listed in Section 5.2.12 of the Monarch Disclosure Schedule (the "Software") and all other patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes and trade secrets (collectively "Intellectual Property") material in the conduct of its business as presently conducted and as proposed to be conducted. To the best knowledge of Monarch, there are no infringements by any other person of any rights of Monarch, its Subsidiaries and the Monarch P.C.s under any such Intellectual Property. No claim is pending or, to the knowledge of Monarch, threatened against Monarch, any of its Subsidiaries or any Monarch P.C. to the effect that any such Intellectual Property infringes upon or conflicts with the asserted rights of any other person and, to the knowledge of Monarch, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the knowledge of Monarch, threatened against Monarch, any of its Subsidiaries or any Monarch P.C. to the effect that any such Intellectual Property is invalid or unenforceable, and, to the knowledge of Monarch, there is no basis for any such claim (whether or not pending or threatened).

                  5.2.13 Litigation. Except as disclosed in Section 5.2.13 of the Monarch Disclosure Schedule, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of Monarch, threatened against Monarch, any of its Subsidiaries or any Monarch P.C. or affecting any of their respective properties or assets, or against any of their respective officers, directors, stockholders, professional employees or other key employees, or which may call into question the validity or hinder the enforceability or performance of this Agreement or the agreements and transactions contemplated hereby which, if decided adversely, would be reasonably likely to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole; nor, to the knowledge of Monarch, has there occurred any event nor does there exist any condition or state of facts on the basis of which any such claim may be asserted. To the knowledge of Monarch, no claim has been asserted against Monarch, any of its Subsidiaries or any Monarch P.C. for renegotiation or price redetermination of any business transaction. Section 5.2.13 of the Monarch Disclosure Schedule sets forth a summary of all material litigation involving Monarch, its Subsidiaries or any Monarch P.C.

                  5.2.14  Permits; Compliance with Laws.

                           (a)      Except as disclosed in Section 5.2.14 of the
Monarch Disclosure Schedule, Monarch, each of its Subsidiaries and each Monarch P.C. has all material franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges (collectively "Permits") required in connection with the ownership of its properties and the conduct of its business as the same is presently conducted or proposed to be conducted and all such Permits are valid and in full force and effect. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as disclosed in Section 5.2.14 of the Monarch Disclosure Schedule, Monarch, each of its Subsidiaries and each Monarch P.C. is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations (including all applicable dental practice, OSHA, consumer credit and environmental laws and regulations) promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business except for such non-compliance as would not be reasonably expected to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole. None of Monarch, any of its Subsidiaries or any Monarch P.C. has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any law or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

                           (b)      None of Monarch, any of its Subsidiaries or
any Monarch P.C. is required to make filings under any insurance holding company or similar state statute, or to be licensed or authorized as an insurance holding company in any jurisdiction in order to conduct its business as presently conducted. The dental services and related products offered and provided by the Monarch P.C.s have been and are offered and provided in compliance with the requirements of all relevant laws and regulations (including, without limitation, consumer credit or similar laws relating to the extension of credit or other financing by Monarch, any of its Subsidiaries or any Monarch P.C. to patients receiving services of the Monarch P.C.s), except to the extent of any non-compliance not having a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole, and none of Monarch, any of its Subsidiaries or any Monarch P.C. has received any notification from any governmental regulatory authority to the effect that any Permit from such regulatory authority is needed to be obtained by it in order to conduct its business which has not been duly obtained.

                           (c)      Each as set forth in Section 5.2.14 of the
Monarch Disclosure Schedule, Monarch is not aware of any legislation, rule or regulation which shall either (i) have been proposed and be in its reasonable judgment reasonably likely to be adopted in any of the states in which it presently conducts operations, in the foreseeable future, or
(ii) have been adopted in any of the states in which it presently conducts operations in either case that, individually or in the aggregate, has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole.

                  5.2.15 Information Supplied to the Company. No statement made in writing or other written information furnished by Monarch to the Company or its representatives (including, but not limited to, Monarch's financial statements, all information in the Monarch Disclosure Schedule and the other Exhibits and Schedules hereto) or any other documents delivered in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                  5.2.16     Employee Benefit Programs.

                           (a)      Section 5.2.16 of the Monarch Disclosure
Schedule sets forth a list of every Employee Program (as defined below) currently maintained by Monarch or any of its Subsidiaries or any Monarch P.C.

                           (b)      Each Employee Program which has been
maintained by Monarch, any of its Subsidiaries or any Monarch P.C. and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Effective Time (or, if earlier, the date that all of such Employee Program's assets were distributed). Except for amendments made to the Code for which the remedial amendment period has not expired, no event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                           (c)      There has not been any failure of any party
to comply with any laws applicable with respect to the Employee Programs that have been maintained by Monarch, its Subsidiaries or any Monarch P.C. which is reasonably likely to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole. With respect to any Employee Program now or heretofore maintained by Monarch, any of its Subsidiaries or any Monarch P.C., there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution), in any taxes, penalties or other liability to Monarch or any Affiliate (as defined below) which is reasonably likely to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of Monarch, threatened with respect to any such Employee Program which is reasonably likely to have a Material Adverse Effect on Monarch and its Subsidiaries, taken as a whole.

                           (d)      None of Monarch, any of its Subsidiaries or
any Monarch P.C. has incurred any liability under Title IV of ERISA which will not be paid in full prior to the Effective Time. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by Monarch, any of its Subsidiaries or any Monarch P.C.s and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by Monarch, any of its Subsidiaries or any Monarch P.C. and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043, or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) and
(ii) event or condition which presents a material risk of plan termination or any other event that may cause Monarch, any of its Subsidiaries or any Monarch P.C. to incur liability or have a lien imposed on its assets under Title IV of ERISA. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs heretofore maintained by Monarch, any of its Subsidiaries or any Monarch P.C., for all periods prior to the Effective Time, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Section 5.2.16 of the Monarch Disclosure Schedule). Except as described in Section 5.2.16 of the Monarch Disclosure Schedule, no Employee Program maintained by Monarch, any of its Subsidiaries or any Monarch P.C. and subject to Title IV of ERISA (other than a Multi-employer
Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. None of Monarch, any of its Subsidiaries or any Monarch P.C. has ever maintained a Multiemployer Plan. None of the Employee Programs ever maintained by Monarch, any of its Subsidiaries or any Monarch P.C. has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

                           (e)      For purposes of this Section 5.2.16 and
Section 5.3.18:

                                    (i)     "Employee Program" means (A) all
         employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and
         (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in
         (A) above. In the case of an Employee Program funded through an organization described in

         Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

                     (ii) an entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

                     (iii) an entity is an "Affiliate" of Monarch or the Company, as applicable, if it would have ever been considered a single employer with Monarch or the Company, as applicable, under ERISA
         Section 4001(b) or part of the same "controlled group" as Monarch or the Company, as applicable, for purposes of ERISA Section 302(d)(8)(C); and

                     (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

                  5.2.17 Environmental Matters, Hazardous Waste, Etc. No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by Monarch, any of its Subsidiaries or any Monarch P.C. and no material amount of hazardous wastes, substances or materials, or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by Monarch, any of its Subsidiaries or any Monarch P.C., in each case in violation of any applicable federal, state or local law, regulation, rule or order which violation remains uncorrected.

                  5.2.18 Insurance. The physical properties, assets, business, operations, employees, officers and directors of Monarch, its Subsidiaries and the Monarch P.C.s are insured to the extent disclosed in Section 5.2.18 of the Monarch Disclosure Schedule. There is no claim by Monarch, any of its Subsidiaries or any Monarch P.C. pending under any such policies as to which coverage has been questioned, denied or disputed by the insurer. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and Monarch, its Subsidiaries and the Monarch P.C.s are in compliance in all material respects with the terms thereof. The professional malpractice insurance coverage of Monarch, its Subsidiaries and the Monarch P.C.s complies in all material respects with all requirements of applicable law and Monarch, its Subsidiaries and the Monarch P.C.s have obtained the necessary insurance coverage to comply with all agreements and leases to which any of them is a party. Each such insurance policy shall continue to be in full force and effect following consummation of the transactions contemplated by this Agreement.

                  5.2.19 Relationship with Customers and Plans. No dental insurance plan, managed care plan or similar plan which accounted for more than 5% of the consolidated revenues of Monarch for the fiscal year ended December 31, 1997 or which is otherwise significant to Monarch has canceled or otherwise terminated its relationship with Monarch or any of the Monarch P.C.s, or has during said period decreased materially its usage or purchase of the services or products of Monarch, any of its Subsidiaries or any of the Monarch P.C.s. No such plan or supplier has, to the knowledge of Monarch, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with Monarch, any of its Subsidiaries or any of the Monarch P.C.s, nor has Monarch received any notice or information concerning the foregoing.

                  5.2.20 Absence of Questionable Payments. Neither Monarch nor any of its Subsidiaries, nor to the knowledge of Monarch, any director, officer, agent, employee or other Person acting on behalf of Monarch or any of its Subsidiaries, has used any funds of Monarch or any of its Subsidiaries for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to domestic or foreign government officials or others. Monarch has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. None of Monarch or any of its Subsidiaries, or to the knowledge of Monarch, any current director, officer, agent, employee or other Person acting on behalf of Monarch or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures. Each of Monarch and its Subsidiaries has as at all times complied, and is in compliance, in all respects with the U.S. Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

                  5.2.21 Investment Banking; Brokerage. There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees of lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Monarch, except as set forth in
Section 5.2.21 of the Monarch Disclosure Schedule.

         5.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS

                  5.3.1 Making of Representations and Warranties. As a material inducement to Monarch entering into this Agreement and consummating the transactions contemplated hereby, the Company and the Principal Stockholders hereby make as of the date hereof the representations and warranties contained in this Section 5.3.

                  5.3.2    Organization, Existence and Authority.

                           (a)      Except as disclosed in Section 5.3.2 of the
Disclosure Schedule delivered by the Company under this Agreement (the "Company Disclosure Schedule"), the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation, and is duly qualified or registered as a foreign corporation in each jurisdiction (i) listed in
Section 5.3.2 of the Company Disclosure Schedule and (ii) in which it is required to be licensed or qualified to conduct its businesses or own its properties, except where the failure to so qualify or register would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Except as disclosed in Section 5.3.2 of the Company Disclosure Schedule, the Company and each of its Subsidiaries has all requisite corporate power and authority to conduct its business as presently conducted. True and complete copies of the charter and By-laws of the Company and each of its Subsidiaries as in effect immediately prior to the Effective Time have previously been made available to Monarch. Neither the Company nor any of its Subsidiaries is in violation of any term of its charter or By-laws.

                           (a)      The Company has full corporate power and
authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to or as contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, subject to the approval of the Company Stockholders by written consent in lieu of a special meeting thereof pursuant to Section 6.1.2 hereof. This Agreement and all agreements, documents and instruments to be executed and delivered by the Company pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by the Company will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

                                    (i)     do not violate the Certificate of
          Incorporation or By-laws of the Company or any of its Subsidiaries or violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company or any of its Subsidiaries, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person (governmental or otherwise including, without limitation, the HSR Act) that has not been obtained or made, except for the filing of the Certificate of Merger or as set forth on Section 5.3.2(b)(i) to the Company Disclosure Schedule; and

                                   (ii)     do not result in a breach of,
          constitute a default under, accelerate any obligation under or give rise to a right of termination of any material indenture or loan or credit agreement or any other material agreement, contract (including without limitation any stock option agreement), instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company or any of its Subsidiaries is a party or by which the property of the Company or any of its Subsidiaries is bound or affected except as contemplated in Section 4.1.4 hereof or as set forth in Section 5.2.3(b) of the Company Disclosure Schedule, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company or any of its Subsidiaries except for such consents or waivers which have been obtained.

                  5.3.3 Capitalization; Validity of the Company Common Shares. The total authorized capital stock of the Company and the number of shares of capital stock and options, convertible securities and warrants of the Company issued and outstanding as of the date hereof is as set forth in Section 5.3.3 of the Company Disclosure Schedule. All of such issued and outstanding shares of capital stock of the Company are duly and validly issued, fully paid and nonassessable and all outstanding shares, options, convertible securities and warrants are owned of record and beneficially by the stockholders or option or warrantholders indicated to own such securities on Section 5.3.3 of the Company Disclosure Schedule. No shares of capital stock of the Company are held in the treasury of the Company. Except as set forth in Section 5.3.3 of the Company Disclosure Schedule, (i) there are no outstanding subscriptions, options, warrants, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company; (ii) no person has any preemptive right, right of first refusal or similar right to acquire, any shares of capital stock of the Company; (iii) there are no restrictions on the transfer of any shares of capital stock of the Company, other than those imposed by relevant state and federal securities laws or this Agreement; (iv) no person has any right to cause the Company to effect the registration under the Securities Act, of any shares of its capital stock or any other securities (including debt securities); (v) the Company has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interests therein, or to pay any dividend or make any other distribution in respect thereof; (vi) there are no voting trusts, stockholders' agreements, or proxies relating to any securities of the Company; and (vii) no option, warrant, convertible securities or other security of the Company is subject to redemption or accelerated vesting upon or by reason of the transactions contemplated hereby.

                  5.3.4 Subsidiaries; Investments. A complete and correct list of all of the direct and indirect Subsidiaries of the Company is set forth in
Section 5.3.4 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable and except as set forth in Section 5.3.4 of the Company Disclosure Schedule, all of such shares are owned beneficially and of record by the Company free and clear of all Claims. Except as set forth in
Section 5.3.4 of the Company Disclosure Schedule, and except for the professional corporations listed in Section 5.3.4 of the Company Disclosure Schedule with which the Company or one of its Subsidiaries has entered into management services agreements (the "Company P.C.s"), the Company does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind.

                  5.3.5 Financial Statements and Matters. (a) Included in
Section 5.3.5 of the Company Disclosure Schedule are the Company's audited consolidated balance sheets as at December 31, 1996 and December 31, 1997, and the audited consolidated statements of operations and cash flows for the respective fiscal years ended December 31, 1997 and 1996 and the period from September 19, 1995 (date of inception) to December 31, 1995 as certified by Price Waterhouse LLP, the independent certified public accountants of the Company, and the Company's unaudited combined balance sheet as of June 30, 1998 and the related consolidated statements of operations and cash flows for the six-month period then ended, all of which financial statements (including the footnotes and schedules thereto in the case of audited statements and subject to information therein noted) were prepared in accordance with generally accepted accounting principles, consistently applied during the periods covered thereby, are complete and correct in all material respects and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates of such statements and their consolidated results of operations for the periods covered thereby (subject, in the case of unaudited interim financial statements, to year-end adjustments which will not be material).

         (b) The Company's consolidated stockholders' equity (excluding preferred stock and mandatorily redeemable common stock), cash, working capital (which does not include any principal amounts owed to PNC Bank which will be paid off at the Effective Time pursuant to Section 6.1.8) and outstanding indebtedness (including accrued interest but excluding capital leases) as of June 30, 1998 are $1,700,209, $969,061, $(8,571,953) and $49,550,914,
respectively.

                  5.3.6 Absence of Undisclosed Liabilities. Except as disclosed in Section 5.3.6 of the Company Disclosure Schedule and to the extent reflected or reserved against in the balance sheet of the Company as of December 31, 1997 included in Section 5.3.5 of the Company Disclosure Schedule (the "Company Base Balance Sheet"), the Company has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, except liabilities (i) stated or adequately reserved against on the Company Base Balance Sheet, (ii) incurred in the ordinary course of business since the date of the Company Base Balance Sheet consistent with the terms of this Agreement, or (iii) which would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  5.3.7 Absence of Certain Developments. Except as set forth in
Section 5.3.7 of the Company Disclosure Schedule and since the date of the Company Base Balance Sheet, each of the Company and its Subsidiaries and the Company P.C.s has conducted its business only in the ordinary course consistent with past practice and there has been: (i) no change in the condition, financial or otherwise, of the Company and its Subsidiaries and the Company P.C.s taken as a whole or in the assets, liabilities, properties or business of the Company and its Subsidiaries, taken as a whole which such change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (ii) no mortgage, encumbrance or lien placed on any of the properties of the Company or any of its Subsidiaries or the Company P.C.s except in the ordinary course consistent with past practice; (iii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of any capital stock of any class of the Company or any options, warrants or other rights to acquire, or securities convertible into or exchangeable for, any such capital stock; (iv) no cancellation of any debt or claim held by the Company or any of its Subsidiaries; (v) no incurrence or modification by the Company or any of its Subsidiaries of any contingent liability with respect to the obligations of others, and no incurrence or modification of any other contingent or fixed obligations or liabilities except in the ordinary course of business consistent with past practice; (vi) no increase, direct or indirect, in the compensation paid or payable by the Company, any of its Subsidiaries or any Company P.C. to any officer, director, employee, agent or stockholder other than salary increases in the ordinary course of business consistent with past practice; (vii) no material loss, destruction or damage to any property of the Company or its Subsidiaries, whether or not insured; (viii) no notice of any material claim of unfair labor practices or labor dispute or work stoppage involving the Company, any of its Subsidiaries or any Company P.C.; (ix) no acquisition or disposition of any assets (or any contract or arrangement therefor) nor any other transaction by the Company, any of its Subsidiaries or any Company P.C. other than in the ordinary course of business consistent with past practice; (x) no payment or discharge of a material lien or liability of the Company or any of its Subsidiaries which is not recorded in the latest balance sheet included in Section 5.3.5 of the Company Disclosure Schedule; (xi) no employment agreements (other than agreements with dentists in the ordinary course of business consistent with past practice) entered into by the Company or any of its Subsidiaries or the Company P.C.s and no obligation or liability incurred by the Company or any of its Subsidiaries or the Company P.C.s to any of their officers, directors, stockholders or employees, or any loans or advances made by the Company or any of its Subsidiaries or the Company P.C.s to any of their officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;
(xii) no material change in accounting methods or practices, credit practices or collection policies used by the Company, any of its Subsidiaries or any Company P.C.; and (xiii) no agreement or understanding whether in writing or otherwise, that would result in any of the transactions or events, or require the Company, any of its Subsidiaries or the Company P.C.s to take any of the actions, specified in clauses (i) through (xii) above.

                  5.3.8 Accounts Receivable. Except as set forth in Section
5.3.8 of the Company Disclosure Schedule and to the extent reserved against in the Company Base Balance Sheet, all of the accounts receivable of the Company and its Subsidiaries and the Company P.C.s are valid and enforceable claims, are subject to no set-off or counterclaim, and are to the knowledge of the Company collectible in the normal course of business. Except for accounts receivable from the Company P.C.s or as set forth in Schedule 5.3.8 of the Company Disclosure Schedule, the Company has no accounts receivable from any person, firm or corporation which is affiliated with it or from any of its directors, officers, employees, or stockholders.

                  5.3.9 Transactions with Affiliates. Except as set forth in
Section 5.3.9 of the Company Disclosure Schedule and except for payments to the owners of acquired dental practices of accounts receivable collected by the Company or its subsidiaries on behalf of such owners, there are no loans, leases or other continuing transactions between the Company or any of its Subsidiaries or the Company P.C.s and any present or former stockholder of 5% or more of the outstanding Company Common Stock or other voting securities, director or officer thereof, or, to the knowledge of the Company, any member of such officer's, director's or stockholder's immediate family, or any person controlled by such officer, director or stockholder or his or her immediate family, including without limitation any transaction that would be discloseable pursuant to Item 404 of SEC Regulation S-K. Except as set forth in Section 5.3.9 of the Company Disclosure Schedule, no stockholder, director or officer of the Company or any of its

Subsidiaries or the Company P.C.s nor, to the best knowledge of the Company, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any customer or supplier of the Company or any of its Subsidiaries, or any organization which has a material contract or arrangement with the Company or any of its Subsidiaries.

                  5.3.10     Real and Personal Property.

                           (a)      Real Property.  Except as set forth in
Section 5.3.10(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns or has ever owned any real property. All of the real property leased by the Company, each of its Subsidiaries and each Company P.C. is identified in Section 5.3.10(a) of the Company Disclosure Schedule (herein referred to as the "Company Leased Real Property").

                                    (i)     Status of Leases.  All leases of the
         Company Leased Real Property are identified in Section 5.3.10(a) of the Company Disclosure Schedule, and true and complete copies thereof have been made available to Monarch. Each of said leases has been duly authorized and executed by the Company or the Subsidiary of the Company or the Company P.C. party thereto and, to the knowledge of the Company, is in full force and effect and constitutes the legal, valid and binding obligation of the Company or the Subsidiary of the Company or the Company P.C. party thereto, and is enforceable in accordance with its respective terms. The Company or the Subsidiary of the Company or the Company P.C. party thereto has not received notice of any material default under any of said leases which has not been cured, nor has any event occurred which, with notice or the passage of time, or both, would give rise to a default which is reasonably likely to have a Material Adverse Effect on the Company. To the knowledge of the Company, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                                    (ii) Consents. Except as set forth in
         Section 5.3.10(a) of the Company Disclosure Schedule, no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of the Company Leased Real Property.

                                    (iii)   Condition of Real Property.  Except
         as set forth in Section 5.3.10(a) of the Company Disclosure Schedule and to the knowledge of the Company all premises generally are in good operating condition and repair, have been well maintained and there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Company Leased Real Property that would result in a material liability of the Company, a Subsidiary of the Company or a Company P.C. with respect to such Company Leased Real Property.

                         (iv) Compliance with the Law. None of the Company, any of its Subsidiaries or any of the Company P.C.s has received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Company Leased Real Property that has not been heretofore corrected and to the knowledge of the Company no such violation exists, which in either case is reasonably likely to have a Material Adverse Effect on the operation or value of any Company Leased Real Property. None of the Company, any of its Subsidiaries or any of the Company P.C.s has received any notice of any real estate tax deficiency or assessment or is aware of any proposed deficiency, claim or assessment with respect to any of the Company Leased Real Property, or any pending or threatened condemnation thereof.

                           (b)      Personal Property.  Except as specifically
disclosed in Section 5.3.10(b) of the Company Disclosure Schedule or in the Company Base Balance Sheet, the Company, each of its Subsidiaries and each Company P.C. has good and valid title to all personal property owned by it. To the knowledge of the Company, none of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in Section 5.3.10(b) of the Company Disclosure Schedule or in the Company Base Balance Sheet. The Company Base Balance Sheet reflects all personal property of the Company and its Subsidiaries. Except as otherwise specified in Section 5.3.10(b) of the Company Disclosure Schedule, all material items of leasehold improvements, furnishings, machinery, equipment and other personal property of any kind or nature of the Company, its Subsidiaries or the Company P.C.s is in good repair (ordinary wear and tear excepted), has been well maintained, is in good working order, and substantially complies with all applicable laws, ordinances and regulations except for any noncompliance therewith which would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  5.3.11     Tax Matters.

                           (a)      Each of the Company and its Subsidiaries has
filed all federal, state, local and foreign tax returns required to be filed through the date hereof, and has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation income taxes, estimated taxes, excise taxes, sales taxes, use taxes, premium taxes, gross receipts taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, and property taxes, whether or not measured in whole or in part by net income (collectively, "Taxes"), required to be paid through the date hereof whether disputed or not, except taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 5.3.5. The provisions for taxes on the Company Base Balance Sheet and on the latest balance sheet included in Section 5.3.5 of the Company Disclosure Schedule are sufficient as of their respective dates for the payment of all accrued and unpaid Taxes of any nature of the Company, and any applicable Taxes owing by the Company to any foreign jurisdiction, whether or not assessed or disputed. All Taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities except where the failure to withhold or collect and pay over would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the best knowledge of the Company, threatening to assert against the Company any deficiency or claim for additional Taxes. Except as set forth in Section 5.3.11 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received notice of any audit of any tax return filed by such person. Except as set forth in Section 5.3.11 of the Company Disclosure Schedule, no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes. Neither the Company nor any of its Subsidiaries has received notice of any claim made by an authority in a jurisdiction where the Company or such Subsidiary does not file tax returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests recorded or asserted on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (b)      The Company has made available to Monarch
correct and complete copies of all federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since the inception of the Company.

                           (c)      Except as set forth in Section 5.3.11(c) of
the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (d)      Neither the Company nor any of its
Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Each of the Company and its Subsidiaries has disclosed on its respective federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries
(A) has been a member of an affiliated group filing a consolidated federal income tax return and (B) has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                  5.3.12     Contracts and Commitments.

                           (a)      Except as set forth in Section 5.3.12 of the
Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any Company P.C. is a party to or is otherwise bound by any material (i) employment contracts; (ii) stock redemption or purchase agreements; (iii) agreements providing for the indemnification of others against any liabilities or the sharing of the Tax liability of others; (iv) license agreements (as licensor or licensee); (v) distributor or sales representative agreements or similar agreements with any Person (including without limitation employees, marketing directors or other outside parties) which provide for payment in whole or in part based on the revenue or net income of the Company, any Subsidiary or any Company P.C.; (vi) agreements with officers, directors, employees, or stockholders of the Company, any of its Subsidiaries or any Company P.C.; (vii) leases of real property other than as disclosed in Section 5.3.10 of the Company Disclosure Schedule; (viii) agreements with customers of the Company, any Subsidiary of the Company or any Company P.C.; (ix) plans or contracts providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union; (x) agreements for the purchase of any commodity, material or equipment except purchase orders in the ordinary course of business consistent with past practice; (xi) agreements containing covenants limiting the freedom of the Company, any of its Subsidiaries or any Company P.C. to compete in any line of business or territory or with any Person;
(xii) indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments for the borrowing of money or any related security agreements; (xiii) partnership, trust agreement, joint venture, or other similar contract, arrangement or agreement; (xiv) registration rights agreements, warrants, warrant agreements or other rights to subscribe for securities, any voting agreements, voting trusts, shareholder agreements or other similar arrangements or any stock purchase or repurchase agreements or stock restriction agreements; (xv) contract, agreement or other arrangement with any governmental authority, insurance company, third-party fiscal intermediary or carrier administering any Medicaid program of any state, the Medicare program, any clinic or other in-patient health care facility, dental health or health maintenance organization, preferred provider organization, dental insurance company, managed dental care plan or other dental benefits provider, self-insured employer or other third-party payor of any kind or nature; (xvi) agreement providing for the payment of dental services provided to the patients of any Company P.C. on credit or any other financing arrangement with the patients of any Company P.C.; or (xvii) other agreement, contract or commitment which provides for or involves payments by or imposes any liability or obligation on the Company, any of its Subsidiaries or any Company P.C. in excess of $50,000.

                           (b)      To the knowledge of the Company, all
contracts, agreements, leases and instruments to which the Company, any of its Subsidiaries or any Company P.C. is a party or by which any such entity is obligated have been duly authorized by the Company or the applicable Subsidiary of the Company or Company P.C., and, to the knowledge of the Company, are valid and are in full force and effect and constitute legal, valid and binding obligations of such entity, and, to the knowledge of the Company, are enforceable in accordance with their respective terms, in each case, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. The Company does not know of any notice or threat of or basis for the termination, expiration or modification of any such agreements within one year from the date hereof, which termination, expiration or modification is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Neither the Company nor, to the knowledge of the Company, any other party to any material contract, agreement or instrument of the Company, any of its Subsidiaries or any Company P.C., is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the Company or the applicable Subsidiary of the Company or any Company P.C., or, to the best knowledge of the Company, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                           (c)      Except as disclosed in Section 5.3.12 of the
Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any Company P.C. (i) has any liability for renegotiation of government contracts or subcontracts, (ii) has been suspended or barred from bidding on contracts or subcontracts with any federal, state or local agency or governmental authority,
(iii) has been audited or investigated by any such agency or authority with respect to contracts entered into or goods and services provided by the Company or the applicable Subsidiary of the Company or any Company P.C. or (iv) has had a contract terminated by any such agency or authority for default or failure to perform in accordance with applicable standards.

                  5.3.13 Intellectual Property Rights; Employee Restrictions. Except as set forth in Section 5.3.13 of the Company Disclosure Schedule, each of the Company, its Subsidiaries and the Company P.C.s (i) has exclusive ownership of or an exclusive license or other rights to use its trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, product designs and systems set forth in Section
5.3.13 of the Company Disclosure Schedule and (ii) owns or has a valid license or other rights to use its computer software listed in Section 5.3.13 of the Company Disclosure Schedule (the "Software") and all other patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes and trade secrets (collectively "Intellectual Property") material in the conduct of its business as presently conducted and as proposed to be conducted. To the best knowledge of the Company, there are no infringements by any other person of any rights of the Company, its Subsidiaries and the Company P.C.s under any such Intellectual Property. No claim is pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any Company P.C. to the effect that any such Intellectual Property infringes upon or conflicts with the asserted rights of any other person and, to the knowledge of the Company, there is no basis for any such claim (whether or not pending or threatened).

                  5.3.14 Litigation. Except as disclosed in Section 5.3.14 of the Company Disclosure Schedule, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any Company P.C. or affecting any of their respective properties or assets, or against any of their respective officers, directors, stockholders, professional employees or other key employees, or which may call into question the validity or hinder the enforceability or performance of this Agreement or the agreements and transactions contemplated hereby which, if decided adversely, would be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; nor, to the knowledge of the Company, has there occurred any event nor does there exist any condition or state of facts on the basis of which any such claim may be asserted. To the knowledge of the Company, no claim has been asserted against the Company, any of its Subsidiaries or any Company P.C. for renegotiation or price redetermination of any business transaction. Section 5.3.14 of the Company Disclosure Schedule sets forth a summary of all material litigation involving (i) the Company since inception,
(ii) its Subsidiaries since inception if formed by the Company, or since the Company's acquisition thereof, or (iii) any Company P.C. since inception if established at the request of the Company, or, in all other cases, since the date of affiliation with the Company.

                  5.3.15  Permits; Compliance with Laws.

                           (a)      Except as disclosed in Section 5.3.15 of the
Company Disclosure Schedule, the Company, each of its Subsidiaries and each Company P.C. has all material Permits required in connection with the ownership of its properties and the conduct of its business as the same is presently conducted and all such Permits are valid and in full force and effect. No Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as disclosed in
Section 5.3.15 of the Company Disclosure Schedule, the Company, each of its Subsidiaries and each Company P.C. is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations (including all applicable dental practice, OSHA, consumer credit and environmental laws and regulations) promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business other than such non-compliance as would not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in Section 5.3.15(a) of the Company Disclosure Schedule, none of the Company, any of its Subsidiaries or any Company P.C. has ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety law or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

                           (b)      Each employee of the Company, each
Subsidiary of the Company and each Company P.C. who provides dental health care services (each a "Health Care Provider") is duly licensed or registered under the laws of the jurisdiction or jurisdictions in which such Health Care Provider provides such services, and each Health Care Provider has complied in all material respects with all laws, rules and regulations relating to the rendering of services including, without limitation, the Occupational Safety and Health Act and the rules promulgated thereunder. Except as set forth in Section 5.3.15 of the Company Disclosure Schedule, no Health Care Provider since his or her affiliation with the Company, any of its Subsidiaries or any of the Company P.C.s (in the case of the Subsidiaries of the Company and the Company P.C.s, since the date of their affiliation with the Company): (i) has had his or her professional license or registration, Drug Enforcement Agency number, Medicare or Medicaid provider status, or staff privileges at any hospital or dental facility suspended, relinquished, terminated or revoked, (ii) has been reprimanded, sanctioned or disciplined by any licensing board or any federal, state or local society, agency, regulatory body, governmental authority, hospital, third-party payor or speciality board; or (iii) has had a final judgment or settlement entered against him or her in connection with a malpractice or similar action. The names of the Health Care Providers who provide services in connection with the business of the Company, its Subsidiaries and the Company P.C.s are set forth in Section 5.3.15 of the Company Disclosure Schedule. None of the Company, any Subsidiary of the Company or, to the knowledge of the Company, any Company P.C. has received notice of any claim alleging that, and the Company has no knowledge that, any of the employed and engaged Company Health Care Providers uses (without a physician's approval) or abuses any controlled substances or is or was under the influence of alcohol or is or was affected by the use of alcohol, in each case during the performance of his or her duties and obligations under any contracts, agreements or understandings with the Company, any of its Subsidiaries or any Company P.C. including as an employee of a Company P.C.

                           (c)      None of the Company, any of its Subsidiaries
or any Company P.C. is required to make material filings under any insurance holding company or similar state statute, or to be licensed or authorized as an insurance holding company in any jurisdiction in order to conduct its business as presently conducted. The dental services and related products offered and provided by the Company P.C.s have been and are offered and provided in compliance with the requirements of all relevant laws and regulations (including, without limitation, consumer credit or similar laws relating to the extension of credit or other financing by the Company, any of its Subsidiaries or any Company P.C. to patients receiving services of the Company P.C.s), except for any non-compliance not having a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and none of the Company, any of its Subsidiaries or any Company P.C. has received any notification from any governmental regulatory authority to the effect that any Permit from such regulatory authority is needed to be obtained by it in order to conduct its business which has not been duly obtained. Except as set forth in Section 5.3.15 of the Company Disclosure Schedule, none of the Company, any Subsidiary of the Company or any Company P.C. receives reimbursement from any Medicare or Medicaid program.

                           (d)      The Company is not aware of any legislation,
rule or regulation which shall either (i) have been proposed and be in its reasonable judgment reasonably likely to be adopted in any of the states in which it presently conducts operations, in the foreseeable future, or (ii) have been adopted in any of the states in which it presently conducts operations in either case that, individually or in the aggregate, has a Material Adverse Effect or could reasonably be anticipated to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                  5.3.16 Labor Laws. As of June 18, 1998, the Company, its Subsidiaries and the Company P.C.s employ the number of full-time and part-time employees and the number of dentists as are indicated in Section 5.3.16 of the Company Disclosure Schedule, which also sets forth the non-competition terms applicable to each former owner of a practice which the Company acquired. None of the Company, any of its Subsidiaries or any Company P.C. is delinquent in payments to any of its employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the knowledge of the Company, threatened against or involving the Company, any of its Subsidiaries or any Company P.C. No question concerning representation exists respecting any group of employees of the Company, any of its Subsidiaries or any Company P.C. Except as set forth in
Section 5.3.16 of the Company Disclosure Schedule, there are no claims or charges relating to or alleging violations of any federal, state or local employment laws, including, without limitation, laws relating to discrimination, harassment, family leave or wage payments, existing, pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any Company P.C. nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such claim is reasonably likely to be asserted. The Company, each of its Subsidiaries and each Company P.C. is, and at all times since November 6, 1986 has been, in compliance in all material respects with the requirements of the Immigration Reform Control Act of 1986. Except as set forth in Schedule 5.3.16, there are no changes (including, without limitation, resignations) pending or, to the knowledge of the Company, threatened with respect to the senior management, key supervisory personnel or dentists of the Company, any of its Subsidiaries or any Company P.C. nor has the Company, any of its Subsidiaries or any Company P.C. received any notice or information concerning any prospective change with respect to the senior management, key supervisory personnel or dentists of the Company, any of its Subsidiaries or any Company P.C.

                  5.3.17 Information Supplied to Monarch. No statement made in writing or other written information furnished by the Company to Monarch or its representatives (including, but not limited to, the Financial Statements, all information in the Company Disclosure Schedule and the other Exhibits and Schedules hereto and the Registration Statement of the Company on Form S-1 (File No. 333-38731) and the amendments thereto filed through the date hereof) or any other documents delivered in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                  5.3.18    Employee Benefit Programs.

                           (a) Section 5.3.18 of the Company Disclosure Schedule
sets forth a list of every Employee Program currently maintained by the Company, any of its Subsidiaries or any Company P.C.

                           (b) Each Employee Program which has been maintained
by the Company, any of its Subsidiaries or any Company P.C. and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Effective Time (or, if earlier, the date that all of such Employee Program's assets were distributed). Except for amendments made to the Code for which the remedial amendment period has not expired, no event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

                           (c) There has not been any failure of any party to
comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company, its Subsidiaries or any Company P.C. which is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. With respect to any Employee Program now or heretofore maintained by the Company, any of its Subsidiaries or any Company P.C., there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including without limitation through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Company or any Affiliate (as defined below) which is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any such Employee Program which is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

                           (d) None of the Company, any of its Subsidiaries or
any Company P.C. has incurred any liability under Title IV of ERISA which will not be paid in full prior to the Effective Time. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company, any of its Subsidiaries or any Company P.C.s and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company, any of its Subsidiaries or any Company P.C. and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of

ERISA Section 4043, or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) and (ii) event or condition which presents a material risk of plan termination or any other event that may cause the Company, any of its Subsidiaries or any Company P.C. to incur liability or have a lien imposed on its assets under Title IV of ERISA. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs heretofore maintained by the Company, any of its Subsidiaries or any Company P.C., for all periods prior to the Effective Time, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Section 5.3.18 of the Company Disclosure Schedule). Except as described in Section 5.3.18 of the Company Disclosure Schedule, no Employee Program maintained by the Company, any of its Subsidiaries or any Company P.C. and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. None of the Company, any of its Subsidiaries or any Company P.C. has ever maintained a Multiemployer Plan. None of the Employee Programs ever maintained by the Company, any of its Subsidiaries or any Company P.C. has ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

                           (e) With respect to each Employee Program maintained
by the Company, any of its Subsidiaries or any Company P.C. within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Company: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof;
(ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), or any applications for determination or approval filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other written descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; and (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan.

                           (f) Except as set forth in Section 5.3.18 of the
Company Disclosure Schedule, each Employee Program maintained by the Company as of the date hereof is subject to termination by the Board of Directors of the Company without any further liability or obligation on the part of the Company to make further contributions to any trust maintained under any such Employee Program following such termination other than with respect to contributions or benefits accrued through the date of termination.

                  5.3.19 Environmental Matters, Hazardous Waste, Etc. No hazardous wastes, substances or materials or oil or petroleum products have been generated, transported, used, disposed, stored or treated by the Company, any of its Subsidiaries or any Company P.C. and no hazardous wastes, substances or materials, or oil or petroleum products have been released, discharged, disposed, transported, placed or otherwise caused to enter the soil or water in, under or upon any real property owned, leased or operated by the Company, any of its Subsidiaries or any Company P.C., in each case in violation of any applicable federal, state or local law, regulation, rule or order which violation remains uncorrected.

                  5.3.20 Insurance. The physical properties, assets, business, operations, employees, officers and directors of the Company, its Subsidiaries and the Company P.C.s are insured to the extent disclosed in Section 5.3.20 of the Company Disclosure Schedule. There is no claim by the Company, any of its Subsidiaries or any Company P.C. pending under any such policies as to which coverage has been questioned, denied or disputed by the insurer. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company, its Subsidiaries and the Company P.C.s are in compliance in all material respects with the terms thereof. The professional malpractice insurance coverage of the Company, its Subsidiaries and the Company P.C.s complies in all material respects with all requirements of applicable law and the Company, its Subsidiaries and the Company P.C.s have obtained the necessary insurance coverage to comply with all material agreements and leases to which any of them is a party. Except as set forth in Schedule 5.3.20, each such insurance policy shall continue to be in full force and effect following consummation of the transactions contemplated by this Agreement.

                  5.3.21 Relationship with Customers and Plans. Section 5.3.21 of the Company Disclosure Schedule lists all managers, employees, consultants and independent contractors (including dentists and related professional corporations and the current job title and aggregate annual compensation of such individual) of the Company, any of its Subsidiaries or any Company P.C. who have individually received for the fiscal year ended December 31, 1997, or are scheduled to receive for the fiscal year ending December 31, 1998, compensation or payments in excess of $50,000. No dental insurance plan, managed care plan or similar plan which accounted for more than 5% of the consolidated revenues of the Company for the fiscal year ended December 31, 1997 or which is otherwise significant to the Company has canceled or otherwise terminated its relationship with the Company or any of the Company P.C.s, or has during said period decreased materially its usage or purchase of the services or products of the Company, any of its Subsidiaries or any of the Company P.C.s. Section 5.3.21 of the Company Disclosure Schedule lists all the suppliers to whom the Company, any of its Subsidiaries or any of the Company P.C.s made payments aggregating in excess of $50,000 during the fiscal year ended December 31, 1997, including the aggregate amount of such payments. No such plan or supplier has, to the knowledge of the Company, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company, any of its Subsidiaries or any of the Company P.C.s, nor has the Company received any notice or information concerning the foregoing.

                  5.3.22 Absence of Questionable Payments. Neither the Company or any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has used any funds of the Company or any of its Subsidiaries for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. None of the Company or any of its Subsidiaries, or to the knowledge of the Company, any current director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts or expenditures. Each of the Company and its Subsidiaries has at all times complied, and is in compliance, in all respects with the U.S. Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

                  5.3.23 Investment Banking; Brokerage. Except as set forth in
Section 5.3.23 of the Company Disclosure Schedule, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees of lawyers and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Subsidiary of the Company.

                  5.3.24 Hart-Scott-Rodino Act. Under 15 U.S.C. Section 18a and the regulations promulgated thereunder, (i) the Company is not, and at the Effective Time the Company will not be, a "person" which has total assets or annual net sales of $100,000,000 or more and (ii) no Person other than the Company is the Company's "ultimate parent entity".

                  5.3.25 Certain Provisions. Except as disclosed in this Agreement or in the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not trigger or otherwise result in any obligation on the part of Monarch or the Surviving Corporation, and neither Monarch nor the Surviving Corporation will have to pay to any Stockholder of the Company any amount in excess of the Merger Consideration and those amounts in connection with the contingent payments referred to in Section
5.3.6 of the Company Disclosure Schedule, provided that it is understood that the number of shares of Company Common Stock to be issued in the Mazza transaction referred to in such Disclosure Schedule is based on a market price assumption and the number of shares to be issued could be greater or less based upon the market price of Monarch's Common Stock.

                                   ARTICLE VI
                                   CONDITIONS

         6.1 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law.

                  6.1.1 CERTIFICATE. The representations and warranties of Monarch set forth in this Agreement shall be true and correct in all material respects on and as of the Effective

Time with the same force and effect as though the same had been made on and as of the Effective Time. Monarch shall have performed in all material respects all of its obligations under this Agreement theretofore to be performed, and the Company shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the Chief Executive Officer or Chief Financial Officer of Monarch.

                  6.1.2 STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the outstanding shares of common stock of the Company at a stockholder meeting or by written consent in lieu thereof, in accordance with applicable law and the Certificate of Incorporation and By-Laws of the Company.

                  6.1.3 OPINION OF COUNSEL AND OTHER DOCUMENTS. On the Closing Date, the Company and the Principal Stockholders shall have received (i) an opinion of counsel for Monarch dated as of the Closing Date and addressed to the Company and the Principal Stockholders, substantially in the form attached as
Exhibit 6.1.3 hereto, and (ii) such other certificates and documents with respect to Monarch and Merger Sub as counsel for the Company and the Principal Stockholders shall have reasonably requested.

                  6.1.4   [RESERVED].

                  6.1.5 GOVERNMENTAL FILINGS AND CONSENTS. All governmental filings required to be made prior to the Effective Time by the Company and Monarch with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect with respect to the Surviving Corporation (assuming the Merger had taken place). There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

                  6.1.6 THIRD-PARTY CONSENTS. All required authorizations, consents and approvals of any Person (other than a governmental authority) required to be obtained by the Company or Monarch in connection with the transactions contemplated hereby, the failure of which to obtain would have a Material Adverse Effect with respect to the Surviving Corporation (assuming the Merger had taken place), shall have been obtained.

                 6.1.7 CERTAIN DOCUMENTS. Monarch shall have executed and delivered:

                                    (i) a Registration Rights Agreement in
substantially the form attached as Exhibit 6.1.7(a) (the "Registration Rights Agreement");

                                    (ii) the Escrow Agreement in substantially
the form attached as Exhibit 4.4 (the "Escrow Agreement");

                                    (iii) option agreements relating to 350,000
shares of Monarch common stock as contemplated by Section 8.15; and

                                    (iv) an Employment Agreement by and between
Joseph J. Frank and Monarch in substantially the form attached as Exhibit 6.1.7(b) (the "Employment Agreement').

                  6.1.8 PAY-OFF OF PNC DEBT. At the Effective Time , Monarch shall have (i) paid off and satisfied the entire amount of principal of and interest on the Company's discretionary line of credit with PNC Bank, National Association (the "Bank") which amount is $11,757,796.38 and (ii) caused the guarantees by the Principal Stockholders of such line of credit to be released by the Bank.

                  6.1.9 PAY-OFF OF PRINCIPAL STOCKHOLDER DEBT. At the Effective Time, Monarch shall have, subject to execution of corresponding pay-off letters and releases, paid off the outstanding amount of principal of and interest due to the Principal Stockholders (the "Foster Debt") under those certain 9% subordinated promissory notes issued by the Company, which aggregate amount is $21,265,551 after the contribution to the capital of the Company and release occurring simultaneously with the Closing as contemplated by Section 6.2.8.

                  6.1.10 PAYMENT OF EXPENSES AND LIABILITIES. At the Effective Time, the Surviving Corporation shall pay all expenses referred to in Section
8.1 and the liabilities of the Company listed in Section 6.1.10 of the Company Disclosure Schedule.

         6.2 CONDITIONS TO THE OBLIGATIONS OF MONARCH. The obligation of Monarch to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Monarch to the extent permitted by applicable law.

                  6.2.1 CERTIFICATES. The representations and warranties of the Company and the Principal Stockholders set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time , the Company and the Principal Stockholders shall have performed in all material respects all of their respective obligations under this Agreement theretofore to be performed, and Monarch shall have received at the Effective Time certificates to that effect dated the Effective Time and executed by the Chief Executive Officer or President of the Company and the general partner of each of the Principal Stockholders.

                  6.2.2 NO LITIGATION. There shall not be pending or threatened by any governmental authority or regulatory agency, any suit, action or proceeding, (A) challenging or seeking to restrain or prohibit the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company or Monarch or any of their respective Subsidiaries in connection with the Merger any material damages, (B) seeking to prohibit or limit the ownership or operation by the Company or Monarch or any of their respective Subsidiaries of any material portion of the business or assets of the Company or Monarch or any of their respective Subsidiaries, or to compel the Company, Monarch or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Monarch or any of their respective Subsidiaries in each case as a result of the Merger or any of the other transactions contemplated by this Agreement, or (C) which otherwise is reasonably likely to have a Material Adverse Effect with respect to Monarch and its Subsidiaries or the Company and its Subsidiaries, in each case, taken as a whole. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

                  6.2.3 OPINION OF COUNSEL AND OTHER DOCUMENTS. On the Closing Date, Monarch shall have received (i) opinions of counsel for the Company and the Principal Stockholders, dated as of the Closing Date and addressed to Monarch, substantially in the form attached as Exhibit 6.2.3 hereto and (ii) such other certificates and documents as counsel to Monarch shall have reasonably requested from the Company and the Principal Stockholders.

                  6.2.4 [RESERVED]

                  6.2.5 GOVERNMENTAL FILINGS AND CONSENTS. All governmental filings required to be made prior to the Effective Time by the Company and Monarch with, and all governmental consents required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent would not reasonably be expected to have a Material Adverse Effect with respect to the Surviving Corporation (assuming the Merger had taken place).

                  6.2.6 THIRD-PARTY CONSENTS. All required authorizations, consents and approvals of any Person (other than a governmental authority) required to be obtained by the Company or Monarch in connection with the transactions contemplated hereby, the failure of which to obtain would have a Material Adverse Effect with respect to the Surviving Corporation (assuming the Merger had taken place), shall have been obtained.

                  6.2.7 CERTAIN DOCUMENTS. Monarch shall have received executed copies of:

                                    (i)   the Registration Rights Agreement,
with other such stockholders of the Company to become parties to the same by execution of a Letter of Transmittal;

                                    (ii)  Letters of Transmittal signed by each
of the Principal Stockholders including a general release of claims (other than those arising in connection with the transactions contemplated hereby) in substantially the form attached hereto as Exhibit 6.2.7(ii);

                                    (iii) the Escrow Agreement; and

                                    (iv)  the Employment Agreement.

                  6.2.8 COMPANY INDEBTEDNESS; NET WORTH; WORKING CAPITAL. The Principal Stockholders shall have contributed to the capital of the Company and released indebtedness represented by the 9% Promissory Notes owed by the Company in the amount of $11,002,739 and shall have canceled the redeemable preferred stock and accrued dividends thereon in the amount of $997,261, the Company's outstanding indebtedness (including accrued interest but not including capital leases) after such contribution of capital shall not be greater than $43,000,000, and as of June 30, 1998, the Company had stockholders' equity (excluding preferred stock and mandatorily redeemable common stock) of $1,700,209 and working capital of $(8,571,953), and the Chief Executive Officer and Chief Financial Officer of the Company shall have delivered a certificate to such effect to Monarch.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. All representations, warranties, agreements, covenants and obligations herein or in any schedule or certificate delivered by any party incident to the closing of the transactions contemplated hereby are material and may be relied upon by the party receiving the same and shall survive the Closing regardless of any investigation by such party and shall not merge into the performance of any obligation by any party hereto, subject to the provisions of this Article VII, for a period of fifteen
(15) months after the Closing Date except for covenants and agreements to be performed subsequent to Closing and except for matters described in Section 7.3.3.

         7.2 INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDERS. The Principal Stockholders and the Management Stockholders jointly and severally agree, in all cases subject to the limitations set forth in this
Article VII, subsequent to the Closing Date to indemnify and hold harmless Monarch and the Surviving Corporation (in either case, the "Monarch Indemnified Party") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and reasonable expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (a "Loss" or "Losses") sustained, suffered or incurred by or made against the Monarch Indemnified Party, as the same are incurred, arising out of or based upon: (a) any breach or inaccuracy of any representation or warranty made by the Company or the Principal Stockholders pursuant to Section 5.1 or 5.3 of this Agreement (provided that with respect to the representations and warranties made in Section 5.1, each Principal Stockholder shall severally and not jointly indemnify the Monarch Indemnified Parties for any breach or inaccuracy of such representations and warranties made by such Principal Stockholder; (b) any breach of any covenant or agreement made by the Company or any Principal Stockholder in this Agreement or in any Schedule hereto; or (c) liabilities relating to Losses with respect to the matters set forth on Schedule 7.2(c) attached hereto (claims under clauses (a) through (c) hereinafter collectively referred to as "Monarch Indemnifiable Losses"). Indemnification under this Section 7.2 shall be payable as set forth in Section 7.4.

         7.3 LIMITATIONS ON INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS AND MANAGEMENT STOCKHOLDERS.

                  7.3.1 General Threshold. Subject to the exceptions set forth in Section 7.3.3, the Principal Stockholders and Management Stockholders shall not be obligated to indemnify the Monarch Indemnified Party in respect of Monarch Indemnifiable Losses except to the extent the cumulative amount of all Monarch Indemnifiable Losses exceeds $250,000 (the "Monarch Threshold"), which excess cumulative amount shall be recoverable in accordance with the terms hereof.

                  7.3.2 Time Limits for Claims. Subject to the exceptions set forth in Section 7.3.3, no claim for indemnification may be made by any Monarch Indemnified Party in respect of Monarch Indemnifiable Losses unless the written notice required by Section 7.8 with respect to such Losses shall have been received by the Representative (as defined below) on a date prior to the date that is fifteen months after the Closing Date; provided, however, that if prior to the applicable date of expiration a specific state of facts shall have become known which may constitute or give rise to any Monarch Indemnifiable Loss as to which indemnity may be payable and the Monarch Indemnified Party shall have given notice of such facts to the Representative as contemplated by Section 7.8, made a claim for indemnification and, except with respect to third party claims, pursued such claim within three months thereafter, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid.

                  7.3.3 Dollar-for-Dollar Claims. Notwithstanding anything herein to the contrary, the Monarch Indemnified Party shall not be subject to any limitation under Section 7.3, and shall be entitled to dollar-for-dollar recovery, in seeking indemnification from the Principal Stockholders with respect to the following:

                           (a) Losses arising from fraud or an intentional misrepresentation on the part of any Principal Stockholder or the Company;

                           (b) Losses arising from breach of a covenant by the Company or any Principal Stockholder;

                           (c) Losses involving a breach or inaccuracy of the representations and warranties contained in Section 5.1 and Sections 5.3.3, 5.3.5(b), 5.3.9, 5.3.23, 5.3.24, or 8.1; or

                           (d)      Losses described in Section 7.2 (c).

                  7.3.4 Stockholder Representative. Each Principal Stockholder and each Management Stockholder hereby irrevocably appoints Foster Management Company as his, her or its representative (the "Representative") for all matters relating to this Agreement and the transactions contemplated hereby, with full power and authority to act on his, her or its behalf, and to act as his, her or its true and lawful attorney-in-fact and agent for all purposes under this Agreement and the transactions contemplated hereby.

         7.4 HOLDBACK SHARES. At the Effective Time, the Principal Stockholders and Management Stockholders shall deposit a total of 122,288 of the Monarch Common Shares the Principal Stockholders and Management Stockholders received in the Merger under the Escrow Agreement as a mechanism to satisfy claims for indemnification by Monarch and the Surviving Corporation under this Article VII (the "Holdback Shares"). Except for claims arising under Section 7.3.3, any liability of the Principal Stockholders for indemnification for Losses under this Article VII, subject to the limitations described in Section 7.3 hereof, shall be satisfied solely and exclusively from Holdback Shares pursuant to a set-off under this Section 7.4 and the Escrow Agreement. Any liability of the Management Stockholders for indemnification for Losses under this Article VII shall be satisfied solely and exclusively from Holdback Shares pursuant to set off under this Section 7.4 and the Escrow Agreement. With respect to claims arising under Section 7.3.3, Monarch Indemnified parties shall first attempt to satisfy claims for indemnification by recovery of the Holdback Shares.

         The Principal Stockholders and Management Stockholders may elect, in the Representative's discretion, to satisfy indemnification claims under this
Article VII through the payment of cash in the full amount of the claim rather than through set-off under this Section 7.4 and the Escrow Agreement.

                  7.4.1 Release of Holdback Shares. The Escrow Agent shall hold the Holdback Shares in accordance with this Agreement and shall transfer the Holdback Shares only as follows:

                           (a) Holdback Shares shall be re-transferred to Monarch in respect of indemnification claims made by Monarch or the Surviving Corporation under this Article VII when, and to the extent, authorized under Section 7.4.2 below.

                           (b) On the Holdback Termination Date (as defined below), any Holdback Shares then remaining pledged to Monarch (which shall exclude shares re-transferred to Monarch under paragraph (a)) shall be released to the Principal Stockholders and the Management Stockholders pro rata in accordance with their percentage ownership of the Company immediately prior to the Merger, as set forth in Section 5.3.3 of the Company Disclosure Schedule.

         Except as otherwise set forth in Section 7.4.4 below, for purposes of this Agreement, the "Holdback Termination Date" shall mean the date which is fifteen (15) months after the Closing Date, except to the extent necessary to indemnify against Open Claims (as hereinafter defined) as contemplated by
Section 7.3.2, for which the "Holdback Termination Date" shall mean the date on which all such matters are finally determined and disposed of.

                  7.4.2 Claims Procedure. The procedure for payment from the Holdback Shares of indemnification amounts to which Monarch Indemnified Parties may become entitled under this Article VII shall be as follows:

                           (a) Subject to the limitation that written notice of any Monarch Indemnifiable Claim hereunder must be given to the Principal Stockholders and the Management Stockholders not later than the Holdback Termination Date, from time to time as Monarch determines that it or another Monarch Indemnified Party is entitled to an indemnification payment under this Article VII, Monarch shall give written notice of the Claim to the Principal Stockholders and the Escrow Agent in accordance with Section 7.8.

                           (b) If the Escrow Agent has not received written objection to a Claim in accordance with the preceding subparagraph (a) from the Representative within thirty (30) days after notice of such Claim is delivered to the Representative (the "Response Period"), the Claim stated in such notice shall be conclusively deemed to be approved by the Principal Stockholders and the Management Stockholders, and the Escrow Agent shall promptly thereafter transfer to the Monarch Indemnified Party from the Holdback Shares an amount of Holdback Shares equal in value to the amount of such Claim based on an assumed valuation of $15.25 per share, with such Holdback Shares taken from the Principal Stockholders and the Management Stockholders pro rata in accordance with their percentage ownership of the Company prior to the Merger. The Holdback Shares to be transferred shall be rounded to the nearest whole share and shall be valued on the basis of such valuation.

                           (c) If within the Response Period the Escrow Agent shall have received from the Representative, a written objection to the claim specifying the nature of and grounds for such objection, then such claim shall be deemed to be open ("Open Claim"), and the Escrow Agent shall reserve within the Holdback Shares an amount of Holdback Shares equal to the amount of such Open Claim (which amount designated for each Open Claim is referred to herein as the "Claim Reserve Amount"). The number of Holdback Shares to be reserved shall be determined (rounded to the nearest whole share) by dividing the amount of the Open Claim by a value per Holdback Share of $15.25, with such Holdback Shares taken from the Principal Stockholders and the Management Stockholders pro rata in accordance with their percentage ownership of the Company prior to the Merger; provided, however that the Principal Stockholders and Management Stockholders may deliver cash in lieu of the Holdback Shares as provided in Section 7.4.3 below.

                           (d) The Claim Reserve Amount for each Open Claim shall be transferred by the Escrow Agent from the Holdback Shares only in accordance with either (i) a mutual agreement among Monarch and the Representative, which shall be memorialized in writing, or (ii) a final and binding arbitration decision or order pertaining to the Open Claim, except that on the Holdback Termination Date all Holdback Shares not previously distributed or then required to be distributed to Monarch in accordance with this Section 7.4 shall be released to the Principal Stockholders and the Management Stockholders pro rata in accordance with their percentage ownership of the Company prior to the Merger, as set forth in Section 5.3.3 of the Company Disclosure Schedule whether or not all Open Claims have then been resolved.

                  7.4.3 Voting; Disposition. The Holdback Shares shall be held of record by the Principal Stockholders and the Management Stockholders, who shall have the right to vote the Holdback Shares on all matters coming before the stockholders of Monarch. If any Principal Stockholder or Management Stockholder transfers Holdback Shares prior to the Holdback Termination Date, such Principal Stockholder or Management Stockholder shall promptly deposit with the Escrow Agent an amount of cash equal to $15.25 for each Holdback Share so transferred, and as a condition to such transfer, the Escrow Agent shall require a written agreement from the Principal Stockholder or Management Stockholder, reasonably satisfactory to Monarch, depositing such cash proceeds with the Escrow Agent.

                  7.4.4 Merger or Recapitalization. In the event of any merger or recapitalization or similar transaction involving Monarch prior to the time when all Holdback Shares have been transferred or released in accordance with the terms of this Section 7.4, such Holdback Shares shall be converted or exchanged in accordance with such transaction in the same manner as other shares of Monarch Common Stock, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Holdback Shares and shall otherwise become subject to this Agreement in lieu of such share of Monarch Common Stock.

                  7.4.5 Taxation of Dividends. Each Principal Stockholder hereby acknowledges that, for federal and state income tax purposes, any dividends or other distributions with respect to the Holdback Shares shall be income of the Principal Stockholders.

         7.5 INDEMNIFICATION BY MONARCH. Monarch agrees, in all cases subject to the limitations set forth in this Article VII, subsequent to the Closing Date to indemnify and hold harmless the Principal Stockholders ("Company Indemnified Parties") from and against and in respect of all Losses sustained, suffered or incurred by or made against any of them arising out of or based upon (a) any breach of any representation or warranty made by Monarch pursuant to Section 5.2 of this Agreement; and (b) any breach of any covenant made by Monarch in this Agreement or in any Schedule hereto (such claims under clauses (a) and (b) being hereinafter collectively referred to as "Company Indemnifiable Losses"). Indemnification under this Section 7.5 shall be payable as set forth in Section 7.7.



           7.6    LIMITATIONS ON INDEMNIFICATION BY MONARCH.

                  7.6.1 General Threshold; Maximum Indemnification. Subject to the exceptions set forth in Section 7.6.3, Monarch shall not be obligated to indemnify the Company Indemnified Parties in respect of the Company Indemnifiable Losses except to the extent that the cumulative amount of all the Company Indemnifiable Losses shall exceed $250,000 (the "Company Threshold"), which excess cumulative amount shall be recoverable in accordance with the terms hereof. Subject to the exceptions set forth in Section 7.6.3, Monarch's aggregate liability for Company Indemnifiable Losses shall not exceed $1,864,892.

                  7.6.2 Time Limit for Claims. No claim for indemnification may be made by any Company Indemnified Party in respect of the Company Indemnifiable Losses unless the written notice thereof (including the written notice required by Section 7.8) shall have been received by Monarch on a date prior to the date that is fifteen (15) months after the Closing Date; provided, however, that if prior to the applicable date of expiration a specific state of facts shall have become known which is reasonably likely to constitute or give rise to any Company Indemnifiable Loss as to which indemnity may be payable and a Company Indemnified Party shall have given notice of such facts to Monarch and made a claim for indemnification and, except with respect to third party claims, pursued such claim within six months thereafter, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of and any indemnification due in respect thereof shall have been paid.

                  7.6.3 Dollar-for-Dollar Claims. Notwithstanding anything herein to the contrary, the Company Indemnified Parties shall not be subject to any limitation under Section 7.6.1 in seeking indemnification with respect to any Company Indemnifiable Loss (a) involving fraud or an intentional misrepresentation by Monarch, or (b) arising from breach of a covenant by Monarch.

          7.7 PAYMENT OF INDEMNIFICATION BY MONARCH. Any indemnification properly payable by Monarch pursuant to this Article VII shall be either in cash (but only to the extent such payment does not change the tax-free nature of the Merger) or in additional Monarch Common Shares issued to the holders of the Company Common Shares pro rata in proportion to their interests in the Company immediately prior to the Effective Time and valued for purposes of satisfying indemnification obligations at $15.25 per share, as determined by Monarch in its sole discretion. In the case of a share delivery, the number of such Monarch Common Shares to be issued will be determined by dividing (a) the amount of such indemnification payable by Monarch by (b) $15.25 per share. Such additional Monarch Common Shares shall be duly authorized, validly issued, fully paid and non-assessable and shall be issued within fifteen (15) business days after the Representative's request therefor and after final, unappealable determination of liability so provided for in this Article VII or, with respect to any settlement, upon final settlement.

          7.8 NOTICE; DEFENSE OF CLAIMS; LOSS REDUCTION . Promptly after receipt by an indemnified party (whether a Monarch Indemnified party or a Company Indemnified Party) of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim, liability or expense if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld or delayed) and the indemnified party shall not be required to make any payment, and shall not make any settlement, with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification, and provided further that prior to such assumption of defense the indemnifying party shall enter into an agreement with the indemnified party in form and substance reasonably satisfactory to the indemnified party pursuant to which the indemnifying party unconditionally guarantees the payment and performance of any liability or obligation which may arise out of or in any way relating to such claim, liability or expense or the facts giving rise thereto and provides to the indemnified party evidence reasonably satisfactory to the indemnified party of the indemnifying party's ability to pay in full any amount which may be payable with respect to such claim, liability or expense or the facts giving rise thereto. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, to settle all Indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for the indemnified party shall be paid by the indemnifying party provided that such counsel is selected by the indemnified party and such counsel is reasonably acceptable to the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such defense is not being or ceases to be conducted, the indemnified party shall, at the reasonable expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

         Damages payable to an indemnified party shall be reduced by (i) any Tax Benefit (as hereinafter defined) actually received by the indemnified party on account of such indemnification and (ii) any insurance proceeds actually received by the indemnified party on account of such indemnification at the time the indemnification payment occurs, it being understood that in no event shall any indemnification payment be delayed in anticipation of the receipt of any Tax Benefit or insurance proceeds. If the indemnified party receives a Tax Benefit after an indemnification payment is made, the indemnified party shall pay to the indemnifying party, the aggregate amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is received. If, upon audit by the relevant tax authority, part or all of such Tax Benefit shall be disallowed, the indemnifying party, upon written notice to that effect from the indemnified party, shall promptly reimburse the indemnified party for the full amount so disallowed up to the amount of the Tax Benefit credited to the indemnifying party. For purposes hereof, "Tax Benefit" shall mean any refund of tax or reduction in the amount of taxes which would otherwise be payable by reason of payment of the Loss. The parties hereto shall seek full recovery under all insurance policies covering any indemnification payment in the ordinary course of business to the same extent as they would if such claim were not subject to an indemnification payment hereunder. In the event that an insurance recovery is made by the indemnified party, with respect to any indemnification payment for which an indemnification claim has been made, the indemnified party shall pay to the indemnifying party the amount of the insurance recovery, but not more than the amount of such indemnification payment.

         7.9 REMEDIES. The indemnification provisions of this Article VII are the sole and exclusive remedy from and after the Effective Time of any party to this Agreement for a breach of any representation, warranty or covenant contained herein. Notwithstanding the preceding sentence, each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any court of competent jurisdiction having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.


                                  ARTICLE VIII
                            MISCELLANEOUS AND GENERAL

         8.1 PAYMENT OF EXPENSES. If the Merger is consummated, the Surviving Corporation shall pay all expenses of the parties incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the expenses and other amounts payable as a result of the transactions contemplated by this Agreement (including, without limitation, brokerage fees and commissions, attorneys' fees and expenses and bonuses to employees) of the Company and its stockholders in connection with the transactions contemplated hereby shall not exceed $375,000.

         8.2 [RESERVED].

         8.3 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         8.4 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         8.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to any applicable conflicts of law principles.

         8.6 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by a recognized overnight courier), as follows:

                           if to Monarch, to

                           Monarch Dental Corporation
                           4201 Spring Valley Road
                           Suite 320
                           Dallas, TX  75244
                           Attention:  Chief Executive Officer
                           Telephone:  (972) 458-0923
                           Facsimile:  (972) 458-0934
                           with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, MA 02109-2881
                           Attention: John R. LeClaire, P.C.
                           Telephone: (617) 570-1000
                           Facsimile: (617) 570-8150

                           if to the Principal Stockholders or the Management Stockholders

                           c/o Foster Management Company
                           1018 West Ninth Avenue
                           King of Prussia, PA 19406
                           Telephone: (610) 992-7650
                           Facsimile: (610) 992-3390

                           with a copy to:

                           Haythe & Curley
                           237 Park Avenue
                           New York, NY 10017
                           Attention:  Robert A. Ouimette, Esq.
                           Telephone:  (212) 880-6000
                           Facsimile:  (212) 682-0200

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         8.7 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including the Disclosure Schedules and Exhibits and Schedules hereto and the Confidentiality Agreement dated as of February 28, 1998 by and among Monarch and the Company,
(i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise.

         8.8 PARTIES IN INTEREST. Subject to Section 8.7, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article IV hereof, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Article VII shall inure to the benefit of and be enforceable by the Company Indemnified Parties and the Monarch Indemnified Parties.

         8.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall nevertheless remain in full force without rendering void, invalid or unenforceable any other term or provision, provided that the economic or legal substance of the transactions contemplated hereby is not, affected in any manner materially adverse to any party.

         8.10 SPECIFIC PERFORMANCE. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies, including arbitration, which any party may have under this Agreement or otherwise.

         8.11 ARBITRATION. Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Dallas, Texas.

         Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

                  8.11.1 mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

                  8.11.2 no other discovery;

                  8.11.3 hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

                  8.11.4 decision to be rendered not more than ten (10) days following such hearings.

         8.12 CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         8.13 DIRECTOR AND OFFICER INDEMNIFICATION.

                  8.13.1 The parties agree that the certificate of incorporation and the bylaws of the Surviving Corporation will contain the provisions with respect to exculpation from liability and indemnification set forth in Exhibits
2.1 and 2.2, respectively, which provisions shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were present or former directors, officers, employees, or agents of the Company, unless such modification is required by law, provided, however, that the surviving corporation shall not be required to indemnify present or former directors and officers of the Company for matters giving rise to Monarch Indemnifiable losses.

                  8.13.2 If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 8.13.

                  8.13.3 The provisions of this Section 8.13 are intended to be for the benefit of, and shall be enforceable by, each of the present and former directors and officers of the Company, and their heirs and their representatives.

         8.14 GRANT OF OPTIONS. Immediately following the Closing Date, Monarch shall grant to those persons listed in Section 8.15 of the Company Disclosure Schedule options to purchase a total of 350,000 Monarch Common Shares under Monarch's 1996 Stock Option and Grant Plan as amended (the "Monarch Plan") at a price equal to the Fair Market Value of one Monarch Common Share, as defined in the Monarch Plan.


                                  [END OF TEXT]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto, except that the Management Stockholders listed below shall be deemed to be executing only Sections 4.4, 5.1.1, 5.1.2, 5.1.3, 7 and 8, and the Agreement shall be effective as of the date first hereinabove written.

                                     MONARCH DENTAL CORPORATION


                                     By:  /s/ GARY W. CAGE
                                        -------------------------------------
                                     Name: Gary W. Cage
                                          -----------------------------------
                                     Title:   Chief Executive Officer
                                           ----------------------------------

                                     VALLEY FORGE DENTAL ASSOCIATES, INC.


                                     By:  /s/ JOSEPH J. FRANK
                                        -------------------------------------
                                     Name: Joseph J. Frank
                                          -----------------------------------
                                     Title:   President
                                           ----------------------------------

                                                               , INC.
                                     --------------------------

                                     By:
                                        -------------------------------------
                                     Name:
                                          -----------------------------------
                                     Title:
                                           ----------------------------------

                                     PRINCIPAL STOCKHOLDERS:

                                     ----------------------------------------


                                     BUSINESS DEVELOPMENT CAPITAL
                                     LIMITED PARTNERSHIP-III

                                     By: BDC-III Partners, its general partner



                                     By: /s/ STEPHEN F. NAGY
                                        -------------------------------------

                     ABBINGDON VENTURE PARTNERS
                     LIMITED PARTNERSHIP

                     By: BDC-III Partners, its general partner



                     By: /s/ STEPHEN F. NAGY
                        --------------------------------------------------
                     ABBINGDON VENTURE PARTNERS
                     LIMITED PARTNERSHIP-II

                     By: Abbingdon-II Partners, its general partner



                     By: /s/ STEPHEN F. NAGY
                        --------------------------------------------------
                     ABBINGDON VENTURE PARTNERS
                     LIMITED PARTNERSHIP-III

                     By: Abbingdon-II Partners, its general partner



                     By: /s/ STEPHEN F. NAGY
                        --------------------------------------------------

                                 MANAGEMENT STOCKHOLDERS:


                                 /s/ STATHIS ANDRIS
                                 --------------------------------
                                 Stathis Andris


                                 /s/ COLIN C. BLAYDON
                                 --------------------------------
                                 Colin C. Blaydon


                                 /s/ JOSEPH J. FRANK
                                 --------------------------------
                                 Joseph J. Frank


                                 /s/ W. GARY LIDDICK
                                 --------------------------------
                                 W. Gary Liddick


                                 /s/ ROBERT K. MEHLMAN
                                 --------------------------------
                                 Robert K. Mehlman


                                 /s/ STEPHEN E. O'NEIL
                                 --------------------------------
                                 Stephen E. O'Neil


                                 /s/ JEANNE MARIE WELSKO
                                 --------------------------------
                                 Jeanne Marie Welsko

                                 CERTIFICATIONS

         It is hereby certified that the holders of a majority of the outstanding shares of each class of Valley Forge Dental Associates, Inc. entitled to vote on this Agreement and Plan of Merger have approved adoption of such Agreement by means of a written consent dated September 9, 1998, as permitted by Section 228 of the Delaware General Corporation Law.



                               /s/ W. GARY LIDDICK
                              -----------------------------------------
                              Secretary
                              Valley Forge Dental Associates, Inc.

         It is hereby certified that all of the outstanding shares of each class of DFV Acquisition Corp. entitled to vote on this Agreement and Plan of Merger have voted approved adoption of Agreement by means of a written consent dated September 9, 1998, as permitted by Section 228 of the Delaware General Corporation Law.



                               /s/ STEVEN G. PETERSON
                              -----------------------------------------
                              Steven G. Peterson
                              Secretary
                              DFV Acquisition Corp.

                                 Schedule 5.3.3

   (Capitalization including total authorized capital stock and the number of shares of capital stock and options, convertible securities and warrants issued and outstanding)

The Company's capital stock is as follows:

Preferred Stock:
1,000,000 shares of 8% Cumulative Preferred Stock authorized, of which 8,000 shares were outstanding as of August 31, 1998.*

   Date of           Certificate           Number of               Shareholder
   Issuance           Number(s)             Shares
==============================================================================================
8/11/95                   1                    400          Business Development Capital
                                                            Limited Partnership-III
----------------------------------------------------------------------------------------------
8/11/95                   2                  1,080          Abbingdon Venture Partners Limited
                                                            Partnership
----------------------------------------------------------------------------------------------
8/11/95                   3                  3,960          Abbingdon Venture Partners Limited
                                                            Partnership-II
----------------------------------------------------------------------------------------------
8/11/95                   4                  2,560          Abbingdon Ventures Partners
                                                            Limited Partnership-III
----------------------------------------------------------------------------------------------

*Will be cancelled as of the Effective Time.

Common Stock:
20,000,000 shares authorized, 4,755,286 outstanding.

   Date of           Certificate           Number of               Shareholder
   Issuance           Number(s)             Shares
==============================================================================================
8/11/95                  1                   175,000        Business Development Capital
                                                            Limited Partnership - III
----------------------------------------------------------------------------------------------
8/11/95                  2                   472,500        Abbingdon Venture Partners Limited
                                                            Partnership
----------------------------------------------------------------------------------------------
8/11/95                  3                 1,732,500        Abbingdon Venture Partners Limited
                                                            Partnership-II
----------------------------------------------------------------------------------------------
8/11/95                  4                 1,120,000        Abbingdon Venture Partners Limited
                                                            Partnership-III
----------------------------------------------------------------------------------------------
9/15/95                  5                    50,000        Bruce L. Talus
----------------------------------------------------------------------------------------------
9/15/95                  6                    50,000        Robert K. Mehlman
----------------------------------------------------------------------------------------------
12/31/95                 7                     2,500        W. Gary Liddick
12/17/96                 9                     5,000
----------------------------------------------------------------------------------------------

   Date of           Certificate           Number of               Shareholder
   Issuance           Number(s)             Shares
==============================================================================================
   1/31/96              8                     12,500     Donald L. Kane, D.D.S., P.A.
   5/14/97             30                      5,887
   6/25/98             83                      2,892
----------------------------------------------------------------------------------------------
  11/25/96             10                      5,000     Stathis Andris
----------------------------------------------------------------------------------------------
  11/25/96             11                      5,000     Stephen E. O'Neil
----------------------------------------------------------------------------------------------
  12/17/96             12                      7,500     Jeanne Welsko
----------------------------------------------------------------------------------------------
  12/17/96             13                    150,000     Joseph J. Frank
----------------------------------------------------------------------------------------------
   1/15/97             14                      5,000     Allan M. Dworkin, D.D.S.
  10/23/97             63                     15,000
----------------------------------------------------------------------------------------------
   1/29/97             17                      1,248     Western Dental Group of Fort
    6/l/98             82                      3,770     Collins, P.C.
----------------------------------------------------------------------------------------------
   1/29/97             18                        455     Western Dental Group of Cascade
    6/l/98             79                      1,375     Avenue, P.C.
----------------------------------------------------------------------------------------------
   1/29/97             19                      1,668     Western Dental Group of Academy
    6/l/98             80                      5,040     Boulevard, P.C.
----------------------------------------------------------------------------------------------
   1/29/97             20                      1,317     Western Dental Group of Denver,
    6/l/98             81                      3,981     P.C.
----------------------------------------------------------------------------------------------
   2/19/97             22                     25,000     Eugene N. Witkin, D.D.S.
----------------------------------------------------------------------------------------------
   2/19/97             23                     37,500     ENW, Inc.
----------------------------------------------------------------------------------------------
   4/18/97             24                     42,727     Lawrence P. Rudolph, D.M.D.
   7/28/98             89                      7,121
----------------------------------------------------------------------------------------------
   4/18/97             25                     42,727     John E. Tiano, D.D.S.
   7/28/98             88                      7,121
----------------------------------------------------------------------------------------------
   4/18/97             26                      5,455     Timothy J. Runco, D.M.D.
   7/28/98             90                        909
----------------------------------------------------------------------------------------------
                       27                      4,384     Richard W. Aros, D.D.S.
   6/11/97             34                      6,250
    6/l/98             77                      6,250
----------------------------------------------------------------------------------------------
                       28                      4,384     Roberta Aros
   6/11/97             35                      6,250
    6/l/98             78                      6,250
----------------------------------------------------------------------------------------------

   Date of           Certificate           Number of               Shareholder
   Issuance           Number(s)             Shares
==============================================================================================

   5/21/97              32                      3,067     Meyer & Lloyd, P.C., Frederick W.
                                                          Meyer, Jr., D.D.S., and Harvey C.
                                                          Lloyd, D.D.S.
----------------------------------------------------------------------------------------------
   5/21/97              33                     25,000     Kenneth Tralongo, D.D.S.
----------------------------------------------------------------------------------------------
    7/2/97              36                      3,667     Maurice E. Smith, D.D.S.
----------------------------------------------------------------------------------------------
   7/28/97              38                      3,333     Bernard B. Baros, D.D.S.
----------------------------------------------------------------------------------------------
   8/15/97              40                     15,000     Douglass A. Quinn, D.D.S.
----------------------------------------------------------------------------------------------
    9/8/97              41                      2,667     Delbert B. Williamson, D.D.S.
----------------------------------------------------------------------------------------------
   9/22/97              42                     13,333     Kenneth E. Copeland, D.D.S.
----------------------------------------------------------------------------------------------
   9/17/97              43                     10,833     David Wells, D.D.S.
----------------------------------------------------------------------------------------------
   9/30/97              44                      2,917     Felix W. Sibley, D.D.S.
----------------------------------------------------------------------------------------------
   9/30/97              45                      2,667     Larry J. Miller, D.M.D.
----------------------------------------------------------------------------------------------
   9/30/97              46                      2,667     James H. Powell, D.M.D.
----------------------------------------------------------------------------------------------
   10/1/97              47                     31,259     Mark Perecman
----------------------------------------------------------------------------------------------
   10/1/97              48                     20,843     George Frattali
----------------------------------------------------------------------------------------------
   10/1/97              49                     22,966     Gary Mink
----------------------------------------------------------------------------------------------
   10/1/97              50                     12,319     Norman Kurtzman
----------------------------------------------------------------------------------------------
   10/1/97              51                     10,792     Kevin O'Meara
----------------------------------------------------------------------------------------------
   10/1/97              52                      9,829     Jeffrey Leiss
----------------------------------------------------------------------------------------------
   10/1/97              53                      9,202     James Dyen
----------------------------------------------------------------------------------------------
   10/1/97              54                      9,075     Michael Pavel
----------------------------------------------------------------------------------------------
   10/1/97              56                      7,612     Richard Valenci
----------------------------------------------------------------------------------------------
   9/30/97              57                      4,200     Kenneth Bradley Reynolds
----------------------------------------------------------------------------------------------
   9/30/97              58                      1,333     Charles L. Smith
----------------------------------------------------------------------------------------------
   10/1/97              59                      1,272     Eleanore Meredith
----------------------------------------------------------------------------------------------
   10/1/97              60                      7,033     Mark Carleton
----------------------------------------------------------------------------------------------
   10/1/97              61                      7,122     Edward Balling
----------------------------------------------------------------------------------------------
  10/23/97              62                      8,426     Cemil Yesilsoy
----------------------------------------------------------------------------------------------

        Date of          Certificate             Number of            Shareholder
       Issuance           Number(s)               Shares
==============================================================================================

       10/23/97             64                      3,750     Douglas K. Clemens, D.M.D.
----------------------------------------------------------------------------------------------
       10/22/97             66                     12,500     James A. Russo
----------------------------------------------------------------------------------------------
       10/22/97             67                     12,500     Robert Perri
----------------------------------------------------------------------------------------------
       10/22/97             68                    133,500     Richard Poller, D.D.S.
       10/22/97             70                     41,667
         8/5/98             94                     10,416
----------------------------------------------------------------------------------------------
       10/22/97             69                    133,500     Craig Abramowitz, D.D.S.
       10/22/97             71                     41,666
         8/5/98             93                     10,417
----------------------------------------------------------------------------------------------
       10/22/97             72                     37,500     Union Marketing Associates, Inc.
----------------------------------------------------------------------------------------------
       11/25/96             73                      5,000     Colin C. Blaydon
----------------------------------------------------------------------------------------------
        4/14/98             74                     10,000     Ramon A. Woodall III, D.D.S.
----------------------------------------------------------------------------------------------
        4/20/98             75                      8,000     Charles Mazza, D.D.S.
----------------------------------------------------------------------------------------------
        4/20/98             76                      8,000     Michael Matkov, D.D.S.
----------------------------------------------------------------------------------------------
        6/25/98             84                        975     UDG, Melbourne, P.A.
----------------------------------------------------------------------------------------------
                   Total                        4,755,286
----------------------------------------------------------------------------------------------

As of August 31, 1998 the aggregate number of shares of common stock issued and outstanding is 4,755,286.

All of the issued and outstanding shares of Common Stock and Preferred Stock have each been duly authorized, are validly issued, fully paid, and nonassessable.